Exhibit (c)(6)

 Project Key West  February 16, 2026  Discussion Materials

 Disclaimer  This presentation has been prepared by Moelis & Company LLC (“Moelis”) solely for the information and assistance of the Special Committee of the Board of Directors of the company codenamed “Key West” (the “Company”) in considering the matters referred to in these materials. This presentation is confidential and may not be disclosed (in whole or in part) or utilized for other purposes without the express prior written consent of Moelis.   This presentation has been prepared based on information provided by the Company and/or from third party sources. Moelis assumed such information is complete and accurate in all material respects. Moelis has not independently verified such information (or assumed responsibility for the independent verification of such information). To the extent this presentation includes projections, forecasts or other forward-looking statements, Moelis has assumed that such information was reasonably prepared based on the best currently available estimates and judgments of the Company and/or other parties as to the future performance of the Company and/or such other parties. Moelis expresses no views as to the reasonableness of any such projections, forecasts or other forward-looking statements or the assumptions on which they are based. Moelis has not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company or any other party. Moelis’ participation in any due diligence review is solely for purposes of supporting its advice and analysis.   This presentation is based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and Moelis assumes no obligation to update this presentation or correct any information herein. No company or transaction used in this presentation is identical to the Company or any potential transaction. The analyses set forth in this presentation do not purport to be appraisals and such analyses do not reflect Moelis’ views of the prices at which businesses or securities actually may be sold. Because the analyses described in these materials (including the information used in such analyses) are inherently subject to uncertainty, Moelis does not assume responsibility if future results are materially different from those forecast.   This presentation was designed for use by certain persons familiar with the business of the Company. This presentation is not intended to provide the sole basis for any decision on any transaction or strategic alternative and is not a recommendation with respect to any transaction or strategic alternative. This presentation does not address the Special Committee’s underlying business decision to explore or recommend any transaction or strategic alternative or the relative merits of any transaction or strategic alternative as compared to any alternative business strategies or transactions that might be available to the Company. Nothing contained in this presentation should be construed as legal, regulatory, tax or accounting advice.   Moelis and its affiliates are engaged globally in a wide range of investment banking and other activities for their own account and otherwise. Moelis and its affiliates may have advised, may seek to advise and may in the future advise in companies referred to in this presentation. Personnel of Moelis or such affiliates may make statements or provide advice that is contrary to information included in this presentation. The proprietary interests of Moelis or its affiliates may conflict with your interests. In addition, Moelis and its affiliates and their personnel may from time to time have positions in or effect transactions in securities referred to in this material (or derivatives of such securities), or serve as a director of companies referred to in this presentation.  1

 Agenda  2  7  Public Market Perspectives  1.  11  Diligence and Key Inputs For Our Analysis  2.  21  Financial Analysis  3.  26  Appendix  4.  27  Summary of Changes in Market Information  A.  31  Financial Analysis Detail  B.  36  Selected Publicly Traded Companies Analysis  C.  47  Selected Precedent Transactions  D.  56  Selected Asset-Level Transactions Analysis  E.  62  Additional Sum-of-the-Parts Analysis Support  F.  69  Dividend Discount Model Analysis (For Reference Only)  G.  72  Operational Benchmarking  H.  76  Additional Company Detail  I.  87  Equity Research Perspectives  J.  90  Additional Supporting Detail  K.

 On November 4, 2025, a consortium consisting of Fairfax, William McMorrow and certain other current senior executives of the Company (the “Consortium”) submitted an offer to acquire all outstanding shares of Key West common stock not already owned by members of the Consortium for $10.25 per share in cash (the “Initial Proposal”)  The Initial Proposal was made publicly available after market close on November 4, 2025 (the “Unaffected Date”)  A Special Committee of independent directors was subsequently formed and engaged independent legal (Cravath) and financial (Moelis) advisors   The Special Committee, with the assistance of Cravath and Moelis, evaluated the merits of the Initial Proposal versus other strategic alternatives available to the Company, including but not limited to no transaction or a transaction with another party  In late December, the Special Committee decided to engage with the Consortium to negotiate a transaction. Since then, the Special Committee and its advisors have engaged in a robust, arms-length negotiation with the Consortium  At the direction of the Special Committee, Moelis also conducted outreach to 9 potential third-party buyers to gauge interest in exploring a potential transaction. None of these potential buyers contacted expressed interest in pursuing a transaction   After several rounds of negotiation, the Special Committee is considering a transaction for an all-cash acquisition of all of the outstanding shares of Key West common stock not already owned by members of the Consortium for $10.90 per share (the “Proposed Transaction”)  The Proposed Transaction would be contingent upon the approval by a majority of votes cast by the unaffiliated stockholders  The Board of Directors may elect to continue to declare no more than two ordinary course quarterly dividends of up to $0.12 per share to the common stockholders until stockholder approval for the deal is obtained   Moelis has prepared financial analyses of Key West to assist the Special Committee in its evaluation of the Proposed Transaction  The analysis is an updated version of the analysis previously shown to the Special Committee and considers management’s latest perspectives on the financial performance of the business, market data as of February 13, 2026 and recent M&A activity including the closure of Key West’s acquisition of Toll Brothers Apartment Living (“TBAL”)   3  Executive Summary

 4  Source: Company Filings; S&P Capital IQ   1. Key West filed an 8-K related to the Consortium’s Initial Proposal after market hours on November 4, 2025  Summary of the Proposed Transaction  Overview of the Proposed Transaction  Proposed  Transaction  An acquisition of all of the outstanding shares of common stock of Key West that the Consortium does not currently own, via a holding company jointly held by the Consortium  Consideration  $10.90 per share in cash (the “Offer Price”), implying a 46% premium to the unaffected share price as of 11/04/20251 and a 6% increase from the $10.25 price per share offer included in the Consortium’s Initial Proposal  Financing  Fairfax Financial Holdings Limited, a member of the Consortium, has provided an Equity Commitment Letter to backstop the Proposed Transaction  The Consortium has obtained a waiver of the change of control provision in the Key West Credit Facility for the Proposed Transaction  The Consortium expects to roll the outstanding obligations under the Key West Credit Facility and the property-based secured debt at the closing and pursue an exchange offer for Key West’s outstanding senior notes prior to the close of the Proposed Transaction  Key West Dividend  Key West may pay up to two ordinary course quarterly cash dividends to holders of Key West common shares, each in an amount of no greater than $0.12 per share, prior to the date on which stockholder approval of the deal is obtained  Management  The current CEO, President and General Counsel of Key West will roll a portion of their existing Key West common stock into the surviving company as part of the Proposed Transaction  Majority-of-the-Minority Shareholder Vote  An affirmative vote of a majority of the votes cast by stockholders not affiliated with the Consortium is required to approve the Proposed Transaction  Other Key Provisions  Customary non-solicitation restrictions following the execution of the merger agreement  Outside date of 9 months from the date of the merger agreement

 5  The Proposed Transaction in Context  Source: Company Filings, Draft Q4 2025 Earnings Release and Supplemental Financial Information, S&P Capital IQ as of 02/13/2026  High and low spot NAV / share estimates reflect J.P. Morgan and Bank of America NAV / share estimate, respectively, from reports as of 11/05/2025 and 08/07/2025, respectively  Fully diluted shares outstanding includes 138.112mm basic shares outstanding, 1.259mm restricted stock units and 3.132mm performance stock units as of 02/11/2026  Includes consolidated and unconsolidated debt at Key West’s share per the draft Q4 2025 Earnings Release and Supplemental Financial Information, adjusted for subsequent events  Reflects Series A Cumulative Preferred Stock, Series B Cumulative Preferred Stock and Series C Cumulative Preferred Stock at liquidation preference as of 12/31/2025  Includes consolidated and unconsolidated cash at Key West’s share per the draft Q4 2025 Earnings Release and Supplemental Financial Information, adjusted for subsequent events

 Potential Buyers Outreach Summary  6  Note: Moelis began buyer outreach on 1/5/2026; Moelis conducted calls with [***] and [***] on 01/06/2026, [***] and [***] on 1/7/2026, [***] on 01/08/2026 and [***] on 1/21/2026; [***] was contacted on 01/05/2026 but has not responded to Moelis’ outreach to date; [***] responded to Moelis’ outreach on 01/06/2026, noting they will review the opportunity but that the transaction is likely too large; [***] responded to Moelis’ outreach on 01/05/2026 noting they would review the opportunity but have not responded since  At the direction of the Special Committee, Moelis conducted a targeted outreach process, reaching out to a group of potential buyers in early January. Although some expressed favorable views of certain assets within Key West, many expressed concerns with (and none meaningfully engaged in) pursuing a potential transaction   Firms either did not follow up on or passed on a potential Key West transaction after Moelis’ initial outreach and investor calls  Themes from Buyer Conversations   General familiarity with Key West and the unique collection of assets; some of the firms also noted that their teams had been tracking the situation since news of the Consortium’s offer became public in November 2025  Most firms Moelis spoke with made references to work they had completed in 2024 or 2025 in reviewing potential opportunities to engage with Key West  Reasons Cited for Investors Who Passed on the Opportunity   Firms referenced the complexity of the business, particularly the asset manager and the Company’s relationship with Fairfax  Firms mentioned challenges including leverage, large transaction size, JV complexity, size of assets under development and potential tax leakage in a change of control / conversion from a C-Corp  Investors Contacted   Key Themes from Potential Buyer Conversations  Moelis conducted outreach call with investor  [***]  [***]  [***]  [***]  [***]  [***]  [***]  [***]  [***]

 Public Market Perspectives  7

 Source: S&P Capital IQ as of 02/13/2026; YTD reflects 01/02/2026 to 02/13/2026  Note: Indexes are calculated based on market-cap-weighted average share price performance  Reflects share price performance from 11/04/2015 to 02/13/2026  Selected Multi-Family Real Estate Publicly Traded Companies include: Equity Residential (EQR), Essex Property Trust (ESS), Independence Realty Trust (IRT), Centerspace (CSR), Grainger (LSE:GRI)  Selected Commercial Real Estate Publicly Traded Companies include: Douglas Emmett (DEI), Cousins Properties Incorporated (CUZ), Highwoods Properties (HIW), American Assets Trust (AAT), Derwent London (LSE:DLN), Workspace Group (LSE:KWP), Rexford Industrial Realty (REXR), Terreno Realty Corporation (TRNO), Tritax Big Box REIT (BBOX), Shaftesbury Capital (LSE:SHC), Hammerson (LSE:HMSO)  8  Public Market PerspectivesReal Estate Historical Share Price Performance  Market-Cap-Weighted Average Share Price Performance – Last 10 Years to 02/13/2026  Key West’s share price has underperformed that of the Selected Multi-Family and Commercial Real Estate Publicly Traded Companies   Key West (unaffected) 10-year share price performance of (69%)  1  Shading indicates period from 11/04/2025 unaffected date to 02/13/2026

Public Market Perspectives

Historical Premium / (Discount) to Consensus NAV

Key West has historically traded at a 30%+ discount to NAV, which reflects a larger average historical discount than that of the Selected Multi-Family Real Estate and Commercial Real Estate Publicly Traded Companies

Market-Cap-Weighted Average Premium / (Discount) to Consensus NAV – Last 10 Years to 02/13/2026

Market-Cap-Weighted Average Period NAV Prem./(Disc.)	10 Year[1]	5 Year	2 Year	YTD
Key West[2]	**(31%)**	**(31%)**	**(37%)**	**(43%)**
Key West (through unaffected date as of 11/04/2025)	*(31%)*	*(31%)*	*(39%)*	*(47%)*
Selected Multi-family Real Estate Publicly Traded Companies[3]	(7%)	(8%)	(8%)	(13%)
Selected Commercial Real Estate Publicly Traded Companies[4]	(11%)	(15%)	(16%)	(16%)
Key West Unaffected Spread to:[5]				
Selected Multi-family Real Estate Publicly Traded Companies[3]	*(24%)*	*(24%)*	*(32%)*	*(36%)*
Selected Commercial Real Estate Publicly Traded Companies[4]	*(20%)*	*(17%)*	*(23%)*	*(31%)*


Shading indicates period from 11/04/2025 unaffected date to 02/13/2026
20%
10%
–
(10%)
(20%)
(30%)
(40%)
(50%)
(60%)
(70%)
Nov-2015
Nov-2016
Nov-2017
Nov-2018
Nov-2019
Nov-2020
Nov-2021
Nov-2022
Nov-2023
Nov-2024
Nov-2025
(17%)
(19%)
(30%)
Discount to NAV would be (23%), (including Bank of America NAV estimate)
Key West (unaffected) average NAV premium / (discount) of (42%)
Key West²
Selected Multi-family Real Estate Publicly Traded Companies³
Selected Commercial Real Estate Publicly Traded Companies⁴

Source: S&P Capital IQ as of 02/13/2026; YTD reflects 01/02/2026 to 02/13/2026
Note: Figures are per CapIQ and may differ from other pages; indexes are calculated as a market-cap-weighted average Premium / (Discount) to consensus NAV
1. Reflects average from 11/04/2015 to 02/13/2026
2. NAV / share estimates reflect CapIQ consensus estimates and include Deutsche Bank estimates starting 02/24/2025 (initiated coverage); CapIQ consensus does not include Bank of America NAV / share estimates; Bank of America moved to no rating on Key West on 11/04/2025
3. Selected Multi-Family Real Estate Publicly Traded Companies includes: Equity Residential (EQR), Essex Property Trust (ESS), Grainger (LSE:GRI), Independence Realty Trust (IRT) and Centerspace (CSR)
4. Selected Commercial Real Estate Publicly Traded Companies includes: Douglas Emmett (DEI), Cousins Properties Incorporated (CUZ), Highwoods Properties (HIW), American Assets Trust (AAT), Derwent London (LSE:DLN), Workspace Group (LSE:KWP), Rexford Industrial Realty (REXR), Terreno Realty Corporation (TRNO), Tritax Big Box REIT (BBOX), Shaftesbury Capital (LSE:SHC), Hammerson (LSE:HMSO)
5. Reflects spread based on unaffected date for Key West's stock of 11/04/2025

Moelis

Confidential | 9

Public Market Perspectives

Historical Nominal and Implied Cap Rates Over Time

The Selected Multi-Family Real Estate Publicly Traded Companies nominal and implied cap rates have been lower than those of the Selected Commercial Real Estate Publicly Traded Companies

Nominal and Implied Cap Rates – Last 6 Years to 02/13/2026

Average Period Nominal and Implied Cap Rate	6 Year	5 Year	2 Year	YTD
Nominal				
Selected Multi-family Real Estate Publicly Traded Companies[1]	4.2%	4.3%	4.9%	4.8%
Selected Commercial Real Estate Publicly Traded Companies[2]	5.4%	5.5%	6.2%	6.2%
Implied				
Selected Multi-family Real Estate Publicly Traded Companies[1]	4.6%	4.7%	5.2%	5.3%
Selected Commercial Real Estate Publicly Traded Companies[2]	6.1%	6.3%	6.8%	7.0%



9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
-
Feb-2020
Feb-2021
Feb-2022
Feb-2023
Feb-2024
Feb-2025
Feb-2026
7.1%
6.2%
5.5%
4.9%
Nominal
Selected Multi-family Real Estate Publicly Traded Companies¹
Selected Commercial Real Estate Publicly Traded Companies²
Implied
Selected Multi-family Real Estate Publicly Traded Companies¹
Selected Commercial Real Estate Publicly Traded Companies²

Commentary

- Figures reflect nominal / implied cap rates for US selected publicly traded companies and EPRA net initial yield / implied net initial yield per Green Street[3] ("GSA") for European selected publicly traded companies
- Multi-Family index excludes Independence Realty Trust[4] and Centerspace as they are not covered by GSA
- Six-year timeframe due to lack of consistent data before 2019
- **Key West** excluded from the chart as GSA does not report on the Company

Source: GSA as of 02/13/2026

1. Selected Multi-Family Real Estate Publicly Traded Companies includes: Equity Residential (EQR), Essex Property Trust (ESS), Grainger (LSE:GRI); Excludes Independence Realty Trust (IRT), Centerspace (CSR) as not reported on Greenstreet
2. Selected Commercial Real Estate Publicly Traded Companies includes: Douglas Emmett (DEI), Cousins Properties Incorporated (CUZ), Highwoods Properties (HIW), American Assets Trust (AAT), Derwent London (LSE:DLN), Workspace Group (LSE:KWP), Rexford Industrial Realty (REXR), Terreno Realty Corporation (TRNO), Tritax Big Box REIT (BBOX), Shaftesbury Capital (LSE:SHC), Hammerson (LSE:HMSO)
3. Net Initial Yield is the European equivalent of cap rate
4. Independence Realty Trust covered by GSA; however, cap rate data over time not reported

Moelis

Confidential | 10

 Diligence and Key Inputs For Our Analysis  11

Diligence and Key Inputs For Our Analysis
Summary of Diligence Information Received

Moelis has received and evaluated the following key diligence items from Key West Management

Category	Received Information / Materials and Commentary
Key West Financial Projections	• Management Credit Rating Model as of June 2024 for purposes of sharing with credit rating agencies (incl. projections for FY2024E – FY2027E) • Management 2025 Budget as of January 2025; the Management 2026 Budget is not yet available • Equity research models from three banks • Held diligence calls with Management to discuss the Management Credit Rating Model and Management 2025 Budget, focusing diligence on the basis of presentation, level of detail included and processes for updating o Management does not prepare long-term financial projections in the ordinary course o The credit rating agencies did not require an updated set of projections for their credit ratings this year, so Management did not prepare a revised set of projections
Segment-Level Financial Detail	• Detailed financial breakout across asset classes and segments for 2023, 2024 and 2025 • Breakdown of income producing properties, loan investments, lease-up, development and residential assets used to support quarterly supplemental filings • Fee-bearing capital information with detail on investments by investor, region, fee % and other key metrics • Held diligence calls with Management to discuss the relationship between financial information provided and publicly available information, including any key subsequent events (i.e., the TBAL acquisition, other acquisitions and divestitures) o Management detailed its view on the various components of value of its business at share[1] as reported in its Q3 2025 Earnings Results and Supplemental Financial Information then provided a roll-forward of the various components of value as of Q4 2025 o Management provided guidance on adjustments related to the components of value, including that TBAL should be removed from Multi-Family if TBAL were being valued on a separate basis as opposed to being included within the components of value. Management also provided guidance that divestitures under contract such as Radius and Equinox should be removed from Multi-Family, Silicon Valley R&D and Valley Oak (Infiniera Building) should be removed from US Office and Amazon ABQ should be removed from Industrial and the acquisition under contract of Greenway Portfolio GP Interest should be added to Multi-Family. These adjustments were made as Management indicated that acquisitions and dispositions under contract had a higher likelihood of closing and contributing to the total value of Key West as compared to acquisitions and dispositions under offer or planned for future sale based on Company materials o Management provided guidance on adjusted capital structure related figures including debt and cash balances, and equity capitalization

Moelis

Source: Company Filings; Materials provided by Key West Management to Moelis
1. Reflects Key West's proportional ownership

Confidential | 12

Diligence and Key Inputs For Our Analysis
Summary of Diligence Information Received (cont'd)

Moelis has received and evaluated the following key diligence items from Key West Management

Category	Received Information / Materials and Commentary
Mgmt. Reporting Packages and KPIs	• Received internal Management reporting packs for November 2023, November 2024 and August 2025 • Board of Director presentations and related materials for Q1 2024 – Q3 2025
M&A	• Provided overview of acquisitions and dispositions under contract / investments planned for sale as of 12/31/2025 across the major business segments; also provided a selection of asset appraisals and certain tax basis information as of 12/31/2024 • Held diligence calls with Key West and reviewed documents on the financial impact of the TBAL acquisition including assumptions for its TBAL financial forecast • Key West generated ~$530mm of cash proceeds from asset sales in 2025E, exceeding its FY2025 target of $400mm[1]
Tax and REIT Qualifications	• Provided tax basis information for real estate assets within the consolidated and unconsolidated portfolios as of 12/31/2024, which included details on the deferred tax liabilities and deferred tax assets (net deferred tax assets balance of $76.5mm as of 12/31/2024) • Held a diligence call with Management to discuss the impact of the tax basis in the context of a potential liquidation or sale of certain asset classes / assets in certain geographical markets or the Investment Management business o Management noted that the Investment Management business likely has no tax basis (i.e., gain on sale of business is equal to sale price) o Management emphasized the generally low tax basis of real estate assets due to the use of 1031 exchanges to replace legacy assets and noted that each asset is held in a different structure so there may be tax, timing and partnership considerations during a sale o Management does not currently track REIT qualifications in an illustrative separation of the Investment Management business scenario, however, the Company noted limitations due to the 5-year asset hold period (10-year period in California) required when converting from a C-Corp to a REIT to qualify for no corporate tax in the event of the sale of certain assets

Moelis

Source: Company Filings; Materials provided by Key West Management to Moelis
1. Target based on Key West Q3 2025 Board of Director Presentation

Confidential | 13

Diligence and Key Inputs For Our Analysis
Observations on the Company

Leading Real Estate Investment Management Business	• Real estate investments across the United States, Ireland and the United Kingdom (~60%, ~20% and ~20% of estimated NOI, respectively) • Over ~$36bn in Real Estate AUM[1] across multi-family, office, industrial, and retail properties • Institutional client base in the investment management business with ~$11bn in fee bearing capital as of Q4 2025 • Experienced senior management team with an average of 23+ years of real estate experience
Diversified Business Mix	• Key West has a diversified Real Estate and Investment Management platform o Real Estate platform (383 total properties including lease up and development and 127 loan investments) is diversified across multi-family (159 stabilized assets), European and US office (15 and 17 stabilized assets, respectively), industrial (100 stabilized assets) and retail (6 assets), with certain of those asset classes wholly owned and / or owned through minority interests[2] o Investment management business is bifurcated into fees related to typical asset management fees (~60%[3]) and origination fees (~40%[3]); represents a smaller portion of the business relative to the Real Estate platform
Unique Portfolio / Reporting Structure	• Key West presents GAAP filings on a consolidated basis, but discloses a breakdown of various components of value to assist investors in their evaluation of the Company o Consolidated: Portfolio consists of investments in real estate and real estate-related assets that are typically wholly-owned assets o Co-Investments: Portfolio reflects capital invested by Key West for its partners in real estate and real estate-related assets where Key West does not own a majority interest; earns fees for managing fee-bearing capital including asset management, construction management, acquisition / disposition and origination fees • The detailed breakdown of key financial line items of the unconsolidated investments are limited • Key West is not and does not trade as a REIT, operates / invests in a wide range of real estate asset classes, and has an investment management business; whereas other large publicly traded real estate operators often tend to be organized as REITs and generally focus their operations on certain asset classes
Actively Managed Real Estate Portfolio	• Key West generated ~$530mm of cash proceeds from asset sales in 2025E, exceeding its FY2025 target of $400mm[4] • In 2025E, including certain TBAL assets that closed by year end, Key West acquired 47 assets across development, industrial, and multi-family, located in the US and UK, and divested 33 assets across development, industrial, multi-family, office, residential, and retail located in the US, UK and Ireland • Key West realized a ~$70mm, $196mm and $112mm gain on the sale of real estate in 2025E, 2024A and 2023A, respectively

Source: Company Filings
1. Per Management estimate as of Q4 2025; Real Estate AUM includes total estimated fair value of the real estate properties, total loan commitments made through Key West's debt investment platform, inclusive of both currently outstanding loan amounts and contractual future fundings, and other real estate-related assets either owned by third parties, wholly-owned by the Company or held by joint ventures
2. Figures exclude lease-up and development related assets unless otherwise noted and are as reported as of Q4 2025
3. Fee split based on LTM figures as reported as of Q3 2025
4. Target based on Key West Q3 2025 Board of Director Presentation

Moelis
Confidential | 14

 High G&A Costs  Key West’s G&A is elevated compared to its Real Estate peers as a percentage of NOI and total enterprise value which may be attributable to its relative size and scale, investment into the investment management platform, the active management of its real estate portfolio, Management compensation and its operations across diversified asset classes and regions  Elevated Leverage Profile  The Company is capitalized with above-market leverage, with a debt-to-capitalization ratio of ~90% as of the Initial Proposal, relative to the Selected Publicly Traded Multi-Family and Commercial Real Estate Companies, which have an average debt-to-capitalization ratio of approximately half this level   Key West Credit Ratings: S&P: B+, Moody’s: B2  Concentrated Investor Base  Key West’s top 5 stockholders own ~50% of the Company  Fairfax Relationship  Fairfax owns ~10% of Key West’s fully diluted shares outstanding and $500mm of preferred (~25mm warrants linked to preferred, which entitle the preferred to vote with the common stock, subject to a cap of 19.9% of the outstanding)  Fairfax accounts for ~51% of Key West’s fee bearing capital1 and has a number of joint real estate related and loan investments with Key West  Discount to NAV  Key West has historically traded at a 30%+ discount to NAV, which reflects a larger average historical discount than that of the Selected Multi-Family Real Estate and Commercial Real Estate Publicly Traded Companies   Key West does not trade as a qualified REIT and pays regular income tax whereas the Selected Real Estate Publicly Traded Companies are REITs  Limited Equity Research Coverage  Key West has a price target from two Wall Street Analysts after Bank of America moved to No Rating following the Initial Proposal  15  Diligence and Key Inputs For Our Analysis  Observations on the Company (cont’d)   Source: Company Filings; Equity Research, S&P Ratings Direct, Moody’s   1. Per Q4 2025 estimate

 I. Key West Run-Rate NOI Estimates and Diligence Adjustments:  Key West provides details on the various components of value of the Company at share via public filings, specifically the Supplemental Financial Information filed quarterly. Key West’s components of value are listed below – these include two main segments (Real Estate and Investment Management) and their sub-segments, plus the value of the recently acquired TBAL. Further details on each of these segments are on subsequent pages  1. Real Estate  Income-Producing  Multi-Family  Commercial  EU Office  US Office   Industrial  Retail   Loan Investments  Lease-Up, Development and Residential   Lease-Up  Development  Residential   2. Investment Management   Investment Management – Base Fees   Accrued Carried Interest  Moelis and Key West Management held multiple sessions to diligence the Company’s perspectives on key components of value, resulting in the following adjustments:  Removed TBAL and divestitures under contract such as Radius and Equinox from Multi-Family, Silicon Valley R&D and Valley Oak (Infiniera Building) from US Office, Amazon ABQ from Industrial and added the acquisition under contract of Greenway Portfolio GP Interest to Multi-Family  Adjusted the Company’s public capitalization details to account for the at share debt related to and additional equity required to fund the third close of the TBAL acquisition (including the subsequent land purchase of Old Danbury – Wilton), assumed to be funded by a draw on the Company’s revolver, adjusted the at share debt and cash for acquisitions and divestitures under contract post 12/31/2025 and adjusted the cash balance for common and preferred dividends paid  Allocated G&A to the Company’s Investment Management business such that it operates at a 40% EBITDA margin, consistent with Management guidance and prior materials presented to the Board   16  Diligence and Key Inputs For Our Analysis  Summary of Available Key West Financial Information  Source: Key West Draft Q4 2025 Company Filings; Key West Q3 2025 Company Filings; Key West Management

 Used Q4 GAV at share estimates for the Lease-Up and Development Assets, as stabilized NOI at share for these assets does not accurately reflect certain minority interests and assets for which the scope is being explored due to data limitations constraining the Company’s ability to provide a representative estimate of annualized NOI; Removed $25mm and $32mm of TBAL related GAV in Development and Residential, respectively  Moelis used the estimated annual NOI per Key West of ~$411mm for the Multi-Family, EU Office, US Office, Industrial and Retail portfolios  Moelis considered but did not use the estimated LTM NOI of ~$382mm for the Multi-Family, EU Office, US Office, Industrial and Retail portfolios as provided in materials from Key West, which would have resulted in a lower implied value range, as such detail may not reflect the current portfolio compared to the run-rate estimated annualized NOI provided in the Company’s draft Q4 2025 filings and based on discussions with Key West   II. Forecasts:  Key West does not prepare long-term financial projections in the ordinary course  Each year in Q1, Key West creates an internal annual budget for the current calendar year; the Management 2026 Budget is not yet available  Key West has historically provided rating agencies with a forecast; however, the latest forecast was as of June 2024 and includes financials through 2027; the rating agencies did not require a forecast for their most recent report  Key West created financial projections related to Key West’s acquisition of TBAL and shared a summary of the financial projections at the time with Key West’s Board of Directors (August 2025), ahead of the public announcement of the TBAL acquisition (September 2025)  As the TBAL acquisition evolved, Key West updated the financial projections, as compared to the version shared with the Board of Directors, and shared this updated version of the financial projections (the “TBAL Projections”) with Moelis   The TBAL Projections shared with Moelis are more aggressive relative to the version shared with the Board of Directors and include a greater number of speculative development starts over the forecast period. The initial forecast shared with the Board of Directors also included several assets which were ultimately not part of the transaction perimeter by the third and final closing of the TBAL acquisition in January; Management adjusted to remove the impact of these assets in the TBAL Projections   IIII. Key West GAV Estimates:  Key West maintains GAV estimates for its Income Producing Real Estate and Lease-Up, Development and Residential Assets, which are updated either quarterly or annually, and is a property level build of fair value, taking into account recent appraisals, Key West cap rate estimates, cost basis and estimated costs to complete   IV. Equity Research:  Equity research analysts covering Key West provide NAV estimates   Certain analysts also provide certain projections, however, these projections are limited because they either do not extend far enough into the future to provide for a meaningful forecast period, do not provide sufficient granularity that would allow for diligencing the forecast or assessing the value of the Real Estate and Investment Management Assets separately, and / or suspended research coverage  17  Diligence and Key Inputs For Our Analysis  Summary of Available Key West Financial Information (Cont’d)   For Reference Only  Source: Key West Draft Q4 2025 Company Filings; Key West Q3 2025 Company Filings; Key West Management

 I. Real Estate (Income Producing, Lease-Up, Development and Residential) :  Moelis analyzed Key West’s current and historical portfolio, including asset composition by sector and geography, and considered operating metrics like occupancy and WALT, among other metrics  Moelis analyzed Management’s derivation of estimated annual NOI as referenced in Key West’s filings and other financial information as follows:   Compared NOI estimates against reported LTM NOI and historical NOI performance over time  Held discussions with Management to determine any appropriate pro forma NOI adjustments for purposes of reclassifying certain assets that were recently acquired, divested, under contract and / or newly fully leased-up  Reviewed NOI build-up from selected asset-level budgets and asset appraisals for selected properties as provided by Management  Discussed with Management the operating expenses that are, and whether capex is, included in / excluded from NOI  Moelis analyzed Key West’s fair value estimates for the portfolio and cross-checked against asset-level appraisals for selected properties as provided by Management  Moelis and Management discussed Key West’s lease-up and development portfolio, including the stage of current lease-up and development assets, estimated cost basis and remaining costs to complete, Management’s view on stabilized NOI and time to achieve stabilization, and fair value considerations for wholly-owned and unconsolidated investments / off-balance sheet assets  Moelis and Key West Management discussed the feasibility of converting into a REIT and / or pursuing one or multiple spin-off strategies  Management indicated that the following factors, among potential others, constrained the Company’s ability to convert into a REIT: REIT conversion tax, the amount of unconsolidated and JV assets held by Key West, and the punitive treatment of short-term hold periods under REIT qualifications   II. Investment Management:  Moelis analyzed historical management and transaction fees, current and historical AUM and fee-bearing capital, investment type and geography, fund structure, and investor commitments in order to better understand Key West’s investor concentration, quality of client base, mix of commingled funds vs. JVs and SMAs, and permanence of capital  Moelis could not analyze projected performance fees due to limited availability of data per Management, so Moelis relied on the accrued performance fee balance in its financial analysis  Moelis discussed standalone costs for the investment management platform with Management; Management guided Moelis to use a 40% EBITDA margin for purposes of analyzing the investment management platform  Moelis benchmarked Management’s 40% EBITDA margin guidance against the Selected Publicly Traded Asset Managers  Methodologies Not Employed:  Moelis did not conduct its own valuation of each individual property, and did not engage an independent third-party appraiser to value the entire portfolio   Moelis did not receive nor review rent rolls, nor did it receive nor review feasibility analyses and cash flow forecasts for the Lease-Up and Development assets  Moelis did not receive nor review underlying loan prices, asset-level performance or other criteria for assessing the Loan Book  18  Diligence and Key Inputs For Our Analysis  Summary of Diligence on Key West Financial Information  Source: Key West Draft Q4 2025 Company Filings; Key West Q3 2025 Company Filings; Key West Management

Diligence and Key Inputs For Our Analysis

Key West Components of Value Summary

Includes details from Key West's draft Q4 2025 Earnings Results and Supplemental Information

($ in millions)

Investments	Description	Occupancy[1]	Key West's Share Est. Annual NOI[2]
Real Estate: Income Producing			
Multi-family[3]	• 39,514 units	94.6%	$272.4
Commercial: EU Office	• 1.9mm consolidated square feet • 0.4mm co-investment square feet	90.9%	82.0
Commercial: U.S. Office[4]	• 0.7mm consolidated square feet • 3.3mm co-investment square feet	83.7%	26.4
Commercial: Industrial[5]	• 10.9mm co-investment square feet	98.5%	18.2
Commercial: Retail	• 2.5mm square feet	81.8%	11.7
Loan Investments	• 127 loan investments • Key West loan balance of $205mm	NA	15.0
Total Income Producing Estimated Annual NOI			**$425.7**
Real Estate: Lease-Up, Development and Residential			Key West Gross Asset Value[6]
Lease-Up	• Est. Annual NOI at stabilization: $49mm-$52mm	32.7%	$1,027.8
Development	• Est. Annual NOI at stabilization: $13mm	NA	421.4
Residential	• 31 investments	NA	347.3
Total Lease-Up, Development and Residential GAV			**$1,796.5**
Investment Management		Fee-Bearing Capital[7]	Total
Investment Management - Base Fees	• Asset management and origination fees (T-12) - Excl. TBAL	~$10,000	$113.9
Accrued Carried Interest	• Accrued carried interests receivable, net		19.1
Pro Forma Adjustment for TBAL Acquisition			Illustrative TBAL Range
TBAL Acquisition	• Range of Key West at share Purchase Price to implied DCF value		$213.7 – $351.2
Net Debt, Perpetual Preferred Stock, and Key West Share Count[8]			Total
Secured Debt (Key West Share)	• Secured Debt at Key West Share		$5,255.3
Key West Corporate Debt	• Key West Corporate-level debt (Senior Notes and Credit Facility)		2,114.2
Cash & Cash Equivalents	• Consolidated and Unconsolidated Cash at Key West Share		(214.9)
Total Net Debt			**$7,154.6**
Cumulative Perpetual Preferred Stock			$800.0
Fully Diluted Shares Outstanding (mm)[9]			142.503
Memo: Total General & Administrative Expenses, LTM Q4 2025			*$172.6*
Investment Management Operating Expenses[10]			*68.3*
Real Estate G&A			*104.3*

Source: Key West draft Q4 2025 Company Filings, Materials provided by Key West Management to Moelis

1. Occupancy as reported in draft Q4 2025 Earnings Results and Supplemental Information, unadjusted for acquisitions and dispositions
2. Reflects Key West's proportional ownership of NOI
3. Removes TBAL, Radius and Equinox NOI of ~$3.9mm, ~$3.2mm and ~$2.2mm, respectively, and units of 2,249, 282 and 204, respectively; Adds Greenway Portfolio GP Interest NOI of ~$4.6mm and units of 1,602
4. Removes Silicon Valley R&D and Valley Oak (Infiniera Building) NOI of $0.3mm and $0.2mm, respectively and square feet of 0.3mm and 0.1mm, respectively
5. Removes Amazon ABQ NOI of ~$0.1mm and square feet of ~0.05mm
6. Adjusted to net out Gross Asset Value of $25mm and $32mm of TBAL related GAV in Development and Residential, respectively, per Management guidance
7. Adjusted to remove ~$1bn of fee-bearing capital related to TBAL
8. Includes consolidated and unconsolidated debt at Key West's share as reported in draft Q4 2025 Earnings Release and Supplemental Financial Information; includes adjustments for subsequent events such as changes in cash and debt for asset acquisitions and dispositions, including the 3rd closing of the TBAL acquisition, and dividends paid
9. Reflects 138.112mm basic shares outstanding, 1.259mm restricted stock units and 3.132mm performance stock units as of 02/11/2026
10. Implied based on 40% EBITDA margin for Investment Management business per Management guidance

Moelis

Confidential | 19

Diligence and Key Inputs For Our Analysis

Operational Benchmarking: General & Administrative Costs

Key West has elevated G&A relative to the Real Estate and Asset Managers Publicly Traded Companies

Selected Publicly Traded Real Estate Companies G&A Benchmarking – G&A as a % of NOI

($ in millions)

Key West NAV discount reflects average estimate of Bank of America, Deutsche Bank and J.P. Morgan



Multi-Family
Commercial
25.4%
29.7%
17.5%
13.0%
9.6%
8.6%
28.6%
24.1%
20.6%
18.8%
14.9%
14.2%
10.5%
10.4%
7.3%
7.1%
6.4%
Average: 15.1%[2]
US-Only Average: 10.9%[2]

Memo:	*Key West*[1]	Grainger plc	Centerspace	Independence Realty Trust	Equity Residential	Essex		Shaftesbury	Derwent London	Workspace	Terreno	American Assets Trust	Rexford Industrial		Douglas Emmett	Highwoods	Cousins
G&A ($)[3,4]	104	50	29	54	199	121	60	59	53	31	47	38	79	50	47	40	39
G&A (% of TEV[5]**)**	1.3%	1.3%	1.3%	0.9%	0.6%	0.5%	1.5%	1.2%	1.1%	1.4%	0.6%	1.3%	0.6%	0.5%	0.7%	0.6%	0.5%
NAV (Disc.) / Prem.	(42%)	(16%)	(19%)	(19%)	(22%)	(16%)	4%	(15%)	(43%)	(42%)	10%	(32%)	(19%)	(1%)	(33%)	(28%)	(25%)

Selected Publicly Traded Asset Managers G&A Benchmarking – G&A as a % of Revenue[6]

($ in millions)



US Traditional
US Alternatives
European Alternatives
60.0%
80.8%
75.6%
73.8%
66.0%
60.1%
59.4%
58.4%
54.8%
53.2%
43.4%
41.7%
30.9%
24.1%
78.8%
76.3%
43.9%
32.6%
Average: 56.1%[2]

Memo:	*Key West (Assumes 40% EBITDA margin)*	Franklin Templeton	Invesco	AB	Cohen & Steers	BlackRock	T. Rowe Price	Ares	TPG	Carlyle	Apollo	Blackstone	KKR	Brookfield	Man	Patrizia	EQT	ICG
G&A ($)[3,4]	68	7,144	4,819	3,343	367	14,543	4,343	2,490	1,157	1,407	1,937	4,104	1,661	949	1,028	233	1,371	487

Source: Key West Management, Investor presentations, Company filings, S&P Capital IQ as of 02/13/2026

Note: European select publicly traded companies G&A figures trend higher than US select publicly traded companies due to differences in accounting conventions

1. Estimated Q4 2025 annual Multi-Family and Commercial NOI; does not include fees from Investment Management business
2. Average excludes Key West; US-only average includes Equity Residential (EQR), Essex Property Trust (ESS), Independence Realty Trust (IRT), Centerspace (CSR), Cousins Properties Incorporated (CUZ), Douglas Emmett (DEI), Highwoods Properties (HIW), American Assets Trust (AAT), Rexford Industrial Realty (REXR), Terreno Realty Corporation (TRNO)
3. Reflects LTM G&A Selected Publicly Traded Real Estate Companies and Selected Publicly Traded Asset Managers
4. Key West Real Estate G&A calculated as total G&A minus Investment Management G&A as of Q4 2025; Investment Management G&A calculated based on 40% EBITDA margin per Management guidance; Key West G&A as a percentage of NOI uses $411mm of Q4 2025 estimated annual NOI for the Multi-Family and Commercial segments
5. Reflects TEV at $7.47 per share unaffected price and 02/13/2026 capitalization minus Investment Management business (valued at 40% EBITDA margin per management and mid-point estimate of 12.0x from Selected Publicly Traded Companies Analysis SOTP Nominal Cap Rates), minus accrued carried interest book value, minus lease-up / development / residential GAV, minus book value of loan investments and minus TBAL purchase price
6. G&A for US alternatives calculated as fee-related revenue less fee-related earnings; G&A for US Traditional and European Alternatives calculated as revenue less EBITDA

Moelis

Confidential | 20

 Financial Analysis  21

Financial Analysis

Approach to Financial Analysis

Moelis performed sum-of-the-parts ("SOTP") analyses on the Real Estate and Investment Management businesses and TBAL

Selected Publicly Traded Companies Analysis	Selected Precedent Transactions Analysis	Selected Asset-Level Transactions Analysis

1 Calculate Gross Asset Value ("GAV") of Real Estate

- **Range of cap rates** informed by the Selected Publicly Traded Multi-Family and Commercial Real Estate Companies
- **Range of cap rates** informed by the Selected Asset-Level Real Estate Transactions

- **NOI** per Management
- Book Value of **Loan Investments, Lease-Up, Development and Residential** per Management

2 Calculate Implied Value of Investment Management

- **Investment Management Base Fees:** EBITDA based on LTM revenue and an assumed 40% margin per Management applied to the selected EBITDA multiple ranges
- **Accrued Carried Interest** based on balance sheet figures as of 12/31/2025

3 Other Adjustments

- **TBAL** based on a range from the **$214mm purchase price at Key West share,** as provided by Management, to $351mm based on the high end of the value range implied by the **DCF**

Unburdened by G&A: Do not reduce value by capitalized G&A	G&A Affected: Reduce value by capitalized G&A

1 + 2 + 3 Calculate Total GAV and NAV	Calculate Implied TEV
Adjust for net debt and preferred to arrive at Implied NAV	Adjust for net debt and preferred
4 Apply Discount to NAV	

Arrive at Implied Equity Value

5 Calculate Implied Equity Value per Share

For Reference Only

Selected Publicly Traded Companies Prem. / (Disc.) to Analyst NAV Estimates	Dividend Discount Model ("DDM") Analysis
1 Applies discount range of 20% – 40% to Equity Research NAV estimates to arrive at an implied share price	1 Calculate implied share price based on present value of future dividends based on Equity Research dividend forecast

Moelis

Confidential | 22

Source: Key West Management, Company Filings, S&P Capital IQ, Equity Research

Financial Analysis

Financial Analysis Assumptions Comparison Summary

				12/18/2025	02/13/2026	Delta
Selected Publicly Traded Companies Analysis (SOTP)	Income-Producing	Multi-Family	Cap Rate	4.75% – 5.75%	4.75% – 5.75%	– / –
			NOI	$270mm	$272mm	+2mm
		Comm.	Cap Rate	5.75% – 7.00%	5.75% – 7.00%	– / –
			NOI	$145mm	$138mm	($7mm)
	Lease-Up, Development and Residential	Price / Book		1.0x	1.0x	–
		Book Value		$1.6bn	$1.8bn	+$0.2bn
	Investment Management	TEV / LTM EBITDA		10.0x – 14.0x	10.0x – 14.0x	– / –
		LTM EBITDA		$46mm	$46mm	($0mm)
	NAV Discount	Discount to NAV Range		*20% – 40%*	*20% – 40%*	– / –
Selected Precedent Transactions Analysis (SOTP)	Income-Producing	Multi-Family	Cap Rate	4.75% – 5.75%	4.75% – 5.75%	– / –
			NOI	$270mm	$272mm	+2mm
		Comm.	Cap Rate	5.75% – 7.00%	5.75% – 7.00%	– / –
			NOI	$145mm	$138mm	($7mm)
	Lease-Up, Development and Residential	Price / Book		1.0x	1.0x	–
		Book Value		$1.6bn	$1.8bn	+$0.2bn
	Investment Management	TEV / LTM EBITDA		12.0x – 15.0x	12.0x – 15.0x	– / –
		LTM EBITDA		$46mm	$46mm	($0mm)
	NAV Discount	Discount to NAV Range		*5% – 20%*	*5% – 20%*	– / –
Selected Asset-Level Transactions Analysis (SOTP)	Income-Producing	Multi-Family	Cap Rate	5.00% – 5.50%	5.00% – 5.50%	– / –
			NOI	$270mm	$272mm	+2mm
		Comm.	Cap Rate	7.25% – 8.00%	7.25% – 8.00%	– / –
			NOI	$145mm	$138mm	($7mm)
	Lease-Up, Development and Residential	Price / Book		1.0x	1.0x	–
		Book Value		$1.6bn	$1.8bn	+$0.2bn
	Investment Management	TEV / LTM EBITDA		12.0x – 15.0x	12.0x – 15.0x	– / –
		LTM EBITDA		$46mm	$46mm	($0mm)
General Assumption Change	TBAL	Methodology		Purchase Price of $177mm	Purchase Price of $214mm – $351mm (TBAL DCF High)	Purchase Price +$37mm – +$174mm

Moelis

Source: Company Materials provided to Moelis, Company Filings, S&P Capital IQ as of 02/13/2026, Equity Research

Confidential | 23

Financial Analysis

Financial Analysis Comparison Summary

$ in millions, except per share

Figures in bold reflect per-share values; others reflect total enterprise value

Methodology			Prior Materials (12/18/2025)	Current Materials (02/13/2026)	Delta
Selected Publicly Traded Companies Analysis (SOTP)			**$5.56 – $16.62** $8,725 – $10,276	**$6.01 – $17.65** $8,812 – $10,487	**$0.45 / $1.03** $87 / $211
Selected Precedent Transactions Analysis (SOTP)			**$7.94 – $20.02** $9,057 – $10,794	**$8.53 – $21.24** $9,170 – $11,043	**$0.59 / $1.22** $113 / $249
Selected Asset-Level Transactions Analysis (SOTP) Unburdened by G&A *Burdened by G&A*			**$9.60 – $15.75** ***$1.09 – $5.02*** $9,289 – $10,149 *$8,099 – $8,649*	**$10.44 – $17.29** ***$2.03 – $6.77*** $9,442 – $10,432 *$8,243 – $8,920*	**$0.84 / $1.54** ***$0.94 / $1.75*** $153 / $283 *$144 / $271*
For Reference Only	Selected Publicly Traded Companies Prem. / (Disc.) to Analyst NAV Estimates		**$6.32 – $11.72** $8,830 – $9,586	**$6.32 – $11.72** $8,855 – $9,625	**– / –** $25 / $39
For Reference Only	Illustrative Dividend Discount Model		**$6.83 – $10.69** $8,902 – $9,442	**$6.88 – $10.79** $8,935 – 9,492	**$0.05 / $0.10** $33 / $50
For Reference Only	52-Week High / Low *(Unaffected)*		**$5.98 – $11.88** $8,783 – $9,608	**$5.98 – $11.88** $8,807 – $9,648	**– / –** $24 / $40
For Reference Only	Analyst Share Price Target	Unaffected	**$7.70 – $13.00** $9,024 – $9,765	**$7.70 – $13.00** $9,052 – $9,807	**– / –** $28 / $42
For Reference Only	Analyst Share Price Target	Current	**$9.00 – $11.00** $9,205 – $9,485	**$9.00 – $11.00** $9,237 – $9,522	**– / –** $32 / $37

Moelis

Source: Company Materials provided to Moelis, Company Filings, S&P Capital IQ as of 02/13/2026, Equity Research; reflects materials price updated as of 12/18/2025 and 02/13/2026, respectively

Confidential | 24

Financial Analysis

Summary of Financial Analysis

$ in millions, except per share

Implied Total Enterprise Value Range[1]: Implied Unaffected TEV[2]; Implied Consortium Offer Price TEV

Implied Share Price Range[1]: Unaffected Share Price[2]: $7.47; Consortium Offer Price: $10.90

Methodology		Implied Total Enterprise Value Range[1] (Low)	Implied Total Enterprise Value Range[1] (High)	Implied Share Price Range[1] (Low)	Implied Share Price Range[1] (High)	Key Assumptions & Commentary		
						Income-Producing[3]	Lease-Up, Development and Residential	Investment Management[4]
Selected Publicly Traded Companies Analysis (SOTP)[5]		$8,812	$10,487	$6.01	$17.65	• Multi-Family Cap Rate: *4.75% – 5.75%* • Commercial Cap Rate: *5.75% – 7.00%*	• 1.0x Book Value of $1.8bn[6]	• TEV / LTM EBITDA Multiple: *10.0x – 14.0x* • LTM EBITDA: *$46mm*
						NAV Discount: *20% – 40%*		
Selected Precedent Transactions Analysis (SOTP)[5]		$9,170	$11,043	$8.53	$21.24	• Multi-Family Cap Rate: *4.75% – 5.75%* • Commercial Cap Rate: *5.75% – 7.00%*	• 1.0x Book Value of $1.8bn[6]	• Transaction Value / Adj. EBITDA Multiple: *12.0x – 15.0x* • LTM EBITDA: *$46mm*
						NAV Discount: *5% – 20%*		
Selected Asset-Level Transactions Analysis (SOTP)[5] (light green bar)		$8,243	$8,920	$2.03	$6.77	• Multi-Family Cap Rate: *5.00% – 5.50%* • Commercial Cap Rate: *7.25% – 8.00%*	• 1.0x Book Value of $1.8bn[6]	• Transaction Value / Adj. EBITDA Multiple: *12.0x – 15.0x* • LTM EBITDA: *$46mm*
Selected Asset-Level Transactions Analysis (SOTP)[5] (dark green bar)		$9,442	$10,432	$10.44	$17.29	*Light green bar burdened by G&A; Dark green bar unburdened by G&A*[7]		
For Reference Only: Selected Publicly Traded Companies Prem. / (Disc.) to Analyst NAV Estimates		$8,855	$9,625 (◆ $9,685)	$6.32	$11.72 (◆ $12.14)	• Applies 20% – 40% discount range to analyst NAV / share estimates ◆ Diamond reflects unaffected high NAV		
For Reference Only: Illustrative Dividend Discount Model		$8,935	$9,492	$6.88	$10.79	• Equity Research Model assumes 4.0% annual dividend per share growth • Applies illustrative cost of equity range per equity research of 8.50% – 10.50% • Perpetuity growth rate range of 3.00% – 4.00%		
For Reference Only: 52-Week High / Low *(Unaffected)*		$8,807	$9,648	$5.98	$11.88	• 52-week low and high based on unaffected date as of 11/04/2025		
For Reference Only: Analyst Share Price Targets *(Undiscounted)*	*Unaffected*	$9,052 (Bank of America); $9,237 (Deutsche Bank)	$9,807 (J.P. Morgan)	$7.70 (Bank of America); $9.00 (Deutsche Bank)	$13.00 (J.P. Morgan)	● Bank of America (Moved to No Rating as of 11/04/2025) ● Deutsche Bank ● J.P. Morgan		
	Current	$9,237 (Deutsche Bank)	$9,522 (J.P. Morgan)	$9.00 (Deutsche Bank)	$11.00 (J.P. Morgan)			

Source: Company Materials provided to Moelis, Company Filings, S&P Capital IQ as of 02/13/2026, Equity Research

1. TEV calculated as either the Implied Equity Value based on Discount to NAV plus net debt and preferred for Selected Publicly Traded Companies Analysis and Selected Precedent Transactions Analysis, or the value of the Income Producing, Lease-Up, Development, Residential, Investment Management and TBAL, including net debt and preferred for Selected Asset-Level Transactions Analysis; TEV adjusted for balance sheet items from Draft Q4 2025 Earnings Results and Supplemental Information per Management Guidance to calculate Equity Value, which is then divided by the implied number of FDSO to derive the implied share price for each methodology
2. Reflects TEV and share price as of 11/04/2025; Key West filed an 8-K related to the Consortium's Initial Proposal after market hours on 11/04/2025
3. Includes estimated Loan Investments at book value of ~$205mm as of 12/31/2025 at an illustrative price / book value multiple range of 0.9x – 1.1x
4. Includes estimated Accrued Carried Interest at a book value of ~$19mm as of 12/31/2025 at an illustrative price / book value multiple of 1.0x
5. Includes $214mm purchase price for TBAL on the low-end and the $351mm high value implied by the TBAL DCF on the high-end
6. Includes Lease-Up GAV of $1,028mm, Development GAV of $421mm and Residential GAV of $347mm as of 12/31/2025 based on Draft Q4 Company Filings; reclassifies GAV attributable to TBAL as it is valued separately
7. Light green bars include impact of LTM Real Estate G&A costs of $104mm at 11.5x – 14.5x multiple range, whereas the dark green bars exclude this impact

Moelis

Confidential | 25

 Appendix  26

 Summary of Changes in Market Information  27

 Change from 12/18/2025 to 02/13/2026  28  Source: Capital IQ as of 02/13/2026  Centerspace is not covered by GSA; figures reflect average of equity research reports  No equity research with an implied cap rate available for Centerspace reflecting share price as of 2/13/2026  Centerspace excluded from mean and median in 12/18/2025 analysis  Summary of Changes in Market InformationChanges Since Prior Analysis – Multi-Family and Commercial  1  Prior Analysis (12/18/2025)  Current Analysis (02/13/2026)  Change (02/13/2026 – 12/18/2025)  ($ in bn, except per share data)  3  3  2  2

Summary of Changes in Market Information

Changes Since Prior Analysis – Asset Managers

Change from 12/18/2025 to 02/13/2026

($ in millions, except per share data)

Prior Analysis (12/18/2025)

	Price	Market	Enterprise	TEV / EBITDA		
	12/18/25	Cap.[1]	Value	LTM[2]	2025E	2026E
US-Based Traditional Asset Managers						
BlackRock	$1,064.99	$178,450	$184,455	20.4x	18.7x	14.9x
T. Rowe	103.32	23,139	20,659	7.4x	7.1x	6.6x
Franklin Resources	23.90	12,817	14,125	8.3x	7.9x	6.6x
Invesco	26.48	12,106	16,831	13.4x	10.5x	8.5x
AB	39.22	12,074	11,952	9.2x	9.2x	7.4x
Janus Henderson	45.31	7,215	7,520	10.4x	9.2x	8.8x
Cohen & Steers	62.99	3,329	3,260	16.4x	17.2x	15.6x
Mean				**12.2x**	**11.4x**	**9.8x**
Median				**10.4x**	**9.2x**	**8.5x**
US-Based Alternative Asset Managers						
Blackstone	$153.73	$186,910	$197,630	23.7x	22.0x	17.8x
KKR	131.97	124,699	129,272	21.3x	17.5x	12.7x
Brookfield	52.30	85,009	86,067	30.8x	23.8x	20.1x
Apollo	146.30	91,912	102,108	13.4x	14.2x	11.6x
Ares	166.66	59,299	62,478	36.0x	27.4x	16.2x
Carlyle Group	58.85	22,606	24,285	14.4x	13.1x	12.2x
TPG	64.40	26,080	31,459	29.4x	20.9x	16.0x
Mean				**24.1x**	**19.8x**	**15.2x**
Median				**23.7x**	**20.9x**	**16.0x**
Europe-Based Alternative Asset Managers						
EQT	$38.27	$44,917	$47,175	26.8x	21.6x	15.8x
ICG	27.82	8,275	8,713	8.8x	9.8x	9.2x
Man Group	3.03	3,612	3,611	13.0x	7.1x	5.5x
Patrizia	9.95	936	1,137	15.9x	15.0x	12.7x
Mean				**16.1x**	**13.4x**	**10.8x**
Median				**14.5x**	**12.4x**	**10.9x**
Overall High				**36.0x**	**27.4x**	**20.1x**
Overall Mean				**17.7x**	**15.1x**	**12.1x**
Overall Median				**15.1x**	**14.6x**	**12.4x**
Overall Low				**7.4x**	**7.1x**	**5.5x**

Current Analysis (02/13/2026)

	Price	Market	Enterprise	TEV / EBITDA		
	02/13/26	Cap.[1]	Value	LTM[2]	2025E	2026E
US-Based Traditional Asset Managers						
BlackRock	$1,071.51	$179,184	$185,189	19.1x	19.1x	14.4x
T. Rowe	93.76	21,002	18,817	6.3x	6.3x	5.7x
Franklin Resources	27.03	14,700	16,643	9.8x	9.8x	7.2x
Invesco	26.52	12,096	16,157	10.4x	10.4x	7.8x
AB	40.84	12,618	12,649	10.6x	10.6x	7.9x
Janus Henderson						
Cohen & Steers	66.66	3,523	3,454	18.3x	18.3x	18.8x
Mean				**12.4x**	**12.4x**	**10.3x**
Median				**10.5x**	**10.5x**	**7.8x**
US-Based Alternative Asset Managers						
Blackstone	$129.86	$159,215	$170,409	20.3x	20.3x	17.2x
KKR	101.73	96,135	96,125	16.1x	16.1x	13.1x
Brookfield	52.65	85,581	87,110	28.0x	28.0x	23.6x
Apollo	125.07	78,206	88,557	13.3x	13.3x	12.0x
Ares	133.88	47,636	50,823	27.5x	27.5x	19.4x
Carlyle Group	54.49	20,767	22,670	13.0x	13.0x	13.5x
TPG	49.53	20,630	24,478	21.5x	21.5x	16.1x
Mean				**20.0x**	**20.0x**	**16.4x**
Median				**20.3x**	**20.3x**	**16.1x**
Europe-Based Alternative Asset Managers						
EQT	$32.45	$38,053	$39,791	22.7x	22.7x	17.8x
ICG	23.22	6,908	7,354	7.3x	8.9x	8.3x
Man Group	3.62	4,307	4,280	15.4x	10.5x	7.8x
Patrizia	9.44	888	1,091	15.1x	16.0x	14.2x
Mean				**15.1x**	**14.5x**	**12.0x**
Median				**15.3x**	**13.3x**	**11.3x**
Overall High				**28.0x**	**28.0x**	**23.6x**
Overall Mean				**16.2x**	**16.0x**	**13.2x**
Overall Median				**15.4x**	**16.0x**	**13.5x**
Overall Low				**6.3x**	**6.3x**	**5.7x**

Change (02/13/2026 – 12/18/2025)

	Price	Market	Enterprise	TEV / EBITDA		
	02/13/26	Cap.[1]	Value	LTM[2]	2025E	2026E
US-Based Traditional Asset Managers						
BlackRock	$6.52	$734	$734	(1.3x)	0.5x	(0.5x)
T. Rowe	(9.56)	(2,137)	(1,842)	(1.0x)	(0.8x)	(0.9x)
Franklin Resources	3.13	1,883	2,517	1.5x	1.9x	0.6x
Invesco	0.04	(11)	(673)	(3.0x)	(0.2x)	(0.7x)
AB	1.62	544	697	1.4x	1.5x	0.5x
Janus Henderson						
Cohen & Steers	3.67	194	194	1.8x	1.1x	3.2x
Mean				**0.2x**	**1.0x**	**0.5x**
Median				**0.1x**	**1.3x**	**(0.7x)**
US-Based Alternative Asset Managers						
Blackstone	($23.87)	($27,695)	($27,221)	(3.4x)	(1.7x)	(0.6x)
KKR	(30.24)	(28,564)	(33,147)	(5.1x)	(1.3x)	0.4x
Brookfield	0.35	572	1,043	(2.8x)	4.2x	3.5x
Apollo	(21.23)	(13,706)	(13,551)	(0.1x)	(0.9x)	0.4x
Ares	(32.78)	(11,663)	(11,655)	(8.5x)	0.1x	3.1x
Carlyle Group	(4.36)	(1,839)	(1,615)	(1.4x)	(0.1x)	1.3x
TPG	(14.87)	(5,450)	(6,982)	(7.9x)	0.6x	0.1x
Mean				**(4.2x)**	**0.1x**	**1.2x**
Median				**(3.4x)**	**(0.6x)**	**0.1x**
Europe-Based Alternative Asset Managers						
EQT	($5.81)	($6,864)	($7,384)	(4.1x)	1.1x	2.0x
ICG	(4.59)	(1,366)	(1,359)	(1.5x)	(0.9x)	(0.9x)
Man Group	0.58	696	669	2.4x	3.5x	2.2x
Patrizia	(0.51)	(48)	(46)	(0.8x)	1.0x	1.5x
Mean				**(1.0x)**	**1.2x**	**1.2x**
Median				**0.8x**	**0.9x**	**0.3x**
Overall High				**(8.0x)**	**0.6x**	**3.5x**
Overall Mean				**(1.6x)**	**0.9x**	**1.1x**
Overall Median				**0.3x**	**1.5x**	**1.0x**
Overall Low				**(1.0x)**	**(0.7x)**	**0.1x**

Source: Company filings, Thomson Reuters estimates, Capital IQ as of 12/18/2025 and 02/13/2026
Note: LTM as of Q4 2025: BlackRock, T. Rowe, Franklin Resources, Invesco, AB, Cohen & Steers, Blackstone, KKR, Apollo, Brookfield, Ares, TPG, Carlyle Group. LTM as of Q3 2025: ICG, Patrizia. LTM as of Q2 2025: Man Group

1. Represents diluted market cap, options accounted for using Treasury Stock Method
2. LTM financials are as of 12/31/2025 and 9/30/2025, depending upon earnings release date

Moelis

Confidential | 29

Summary of Changes in Market Information

3Q25 vs. 4Q25 Real Estate Transaction and Market-level Nominal Cap Rate Changes

	3Q25 Txn Cap Rates			3Q25 Market-Level Nominal Cap Rate		4Q25 Txn Cap Rates			4Q25 Market-Level Nominal Cap Rate		Change in Txn Cap Rate			Change in Market-Level Nominal Cap Rate	
Property Type	RCA	Costar	GSA	Costar	GSA	RCA	Costar	GSA	Costar	GSA	RCA	Costar	GSA	Costar	GSA
Mountain West	5.2%	5.4%	5.4%	6.3%	5.4%	5.2%	5.2%	5.4%	6.0%	5.4%	0.0%	(0.1%)	(0.0%)	(0.3%)	0.0%
Pacific Northwest	5.5%	5.4%	5.5%	5.6%	5.3%	5.1%	5.0%	5.5%	6.2%	5.3%	(0.4%)	(0.4%)	0.0%	0.6%	0.0%
Southern California	5.2%	4.9%	5.2%	4.9%	5.1%	5.6%	5.3%	5.2%	5.4%	5.1%	0.4%	0.4%	0.0%	0.4%	(0.0%)
Northern California	5.6%	5.7%	5.1%	5.4%	5.2%	5.6%	5.8%	5.6%	5.6%	5.2%	(0.0%)	0.1%	0.5%	0.3%	(0.0%)
Wtd. Avg. US Multifamily	**5.3%**	**5.3%**	**5.4%**	**5.9%**	**5.3%**	**5.2%**	**5.2%**	**5.4%**	**6.0%**	**5.3%**	**(0.1%)**	**(0.1%)**	**0.0%**	**0.1%**	**0.0%**
Ireland	5.1%	NA	5.1%	NA	5.0%	NA	NA	NA	NA	5.0%	NA	NA	NA	NA	–
Wtd. Avg. EUR Multifamily	**5.1%**	**NA**	**5.1%**	**NA**	**5.0%**	**NA**	**NA**	**NA**	**NA**	**5.0%**	**NA**	**NA**	**NA**	**NA**	**–**
Wtd. Avg. Subtotal Multifamily	**5.3%**	**5.3%**	**5.3%**	**5.9%**	**5.3%**	**5.2%**	**5.2%**	**5.4%**	**6.0%**	**5.3%**	**0.0%**	**0.1%**	**(0.1%)**	**(0.1%)**	**(0.0%)**
Mountain West	6.1%	8.4%	10.4%	6.8%	11.0%	9.7%	7.0%	10.1%	6.9%	11.2%	3.6%	(1.4%)	(0.4%)	(0.1%)	(0.2%)
Pacific Northwest	7.0%	6.9%	10.9%	7.6%	10.5%	8.0%	8.1%	10.7%	7.0%	10.7%	0.9%	1.2%	(0.2%)	0.6%	(0.3%)
Southern California	8.4%	8.3%	9.8%	5.8%	10.2%	NA	6.8%	10.0%	6.6%	10.2%	NA	(1.5%)	0.2%	(0.8%)	–
Northern California	10.0%	8.5%	10.5%	7.1%	10.7%	6.7%	7.2%	10.4%	6.5%	10.6%	(3.3%)	(1.3%)	(0.1%)	0.6%	0.1%
Wtd. Avg. US Office	**8.5%**	**8.2%**	**10.1%**	**6.3%**	**10.4%**	**7.5%**	**7.0%**	**10.2%**	**6.6%**	**10.4%**	**(1.1%)**	**(1.2%)**	**0.1%**	**0.3%**	**0.0%**
UK	7.6%	7.4%	7.6%	10.1%	7.9%	6.5%	7.7%	7.5%	9.9%	7.9%	(1.1%)	0.3%	(0.1%)	(0.3%)	–
Ireland	8.3%	7.8%	7.8%	NA	7.5%	10.1%	7.5%	8.5%	NA	7.5%	1.8%	(0.3%)	0.7%	NA	–
Italy	NA	NA	NA	NA	7.7%	NA	NA	8.4%	NA	7.7%	NA	NA	NA	NA	–
Wtd. Avg. EUR Office	**7.8%**	**7.5%**	**7.7%**	**10.1%**	**7.7%**	**7.8%**	**7.6%**	**7.9%**	**9.9%**	**7.7%**	**(0.0%)**	**0.1%**	**0.2%**	**(0.3%)**	**(0.0%)**
Mountain West	5.8%	6.0%	5.5%	6.1%	5.5%	6.2%	6.5%	6.0%	6.5%	5.6%	0.4%	0.5%	0.6%	0.4%	0.1%
Pacific Northwest	3.6%	6.2%	5.3%	6.5%	5.4%	6.9%	5.8%	5.3%	6.1%	5.4%	3.3%	(0.4%)	(0.0%)	(0.4%)	–
Northern California	5.0%	NA	6.1%	6.8%	5.7%	6.0%	5.8%	5.8%	5.9%	5.7%	1.0%	NA	(0.2%)	(0.9%)	–
Wtd. Avg. US Industrial	**5.2%**	**6.0%**	**5.8%**	**6.5%**	**5.6%**	**6.1%**	**6.0%**	**5.9%**	**6.1%**	**5.6%**	**1.0%**	**0.0%**	**0.1%**	**(0.4%)**	**0.0%**
UK	6.6%	5.5%	5.3%	6.8%	6.3%	6.2%	6.6%	7.0%	6.5%	6.3%	(0.4%)	1.1%	1.6%	(0.2%)	–
Ireland	NA	NA	6.4%	NA	6.4%	6.5%	NA	NA	NA	6.4%	NA	NA	NA	NA	–
Spain	6.3%	NA	7.4%	NA	6.4%	NA	7.7%	NA	NA	6.3%	NA	NA	NA	NA	(0.1%)
Wtd. Avg. EUR Industrial	**6.6%**	**5.5%**	**5.5%**	**6.8%**	**6.3%**	**6.2%**	**6.6%**	**7.0%**	**6.5%**	**6.3%**	**(0.4%)**	**1.2%**	**1.5%**	**(0.2%)**	**(0.0%)**
Southern California	6.4%	6.1%	6.2%	6.4%	6.2%	5.8%	6.7%	6.2%	5.4%	6.2%	(0.6%)	0.6%	0.0%	(1.0%)	–
UK	NA	7.3%	10.7%	9.0%	10.2%	7.7%	7.0%	7.9%	7.9%	10.2%	NA	(0.2%)	(2.8%)	(1.1%)	–
Ireland	7.5%	7.4%	NA	NA	9.1%	7.5%	NA	4.3%	NA	9.1%	–	NA	NA	NA	–
Wtd. Avg. Retail	**7.4%**	**7.3%**	**10.3%**	**8.8%**	**9.5%**	**7.5%**	**7.0%**	**5.9%**	**7.6%**	**9.4%**	**0.1%**	**(0.3%)**	**(4.3%)**	**(1.2%)**	**(0.1%)**
Wtd. Avg. Subtotal Commercial	**7.8%**	**7.3%**	**7.9%**	**8.5%**	**8.2%**	**7.5%**	**7.0%**	**8.0%**	**8.3%**	**8.2%**	**0.3%**	**0.3%**	**(0.1%)**	**0.2%**	**0.0%**

Property Level Transaction Markets – Based on Existing Key West Markets

US Market Grouping: Mountain West – Phoenix, Tucson, Denver, Boulder, Colorado Springs, Boise, Las Vegas, Reno, Salt Lake City; Pacific Northwest – Seattle, Portland, Spokane; So. California – Los Angeles, San Diego, Orange County Santa Barbara; No. California – San Jose, Sacramento, San Franciso, Santa Rosa
Europe Market Grouping: U.K. – London, Manchester, Liverpool, Glasgow, Edinburgh, Aberdeen, South Coast; Ireland – Dublin, Cork; Italy – Milan, Rome; Spain – Madrid, Barcelona

Source: Real Capital Analytics, Costar, GSA
Note: Additional transaction parameters – Multifamily - >$10mm sale value, Industrial/Retail - >10k sqft, Office - >25k sqft
GSA Markets – Rome, Milan, Barcelona, Madrid, London, Manchester, Edinburgh, Dublin, Denver, Las Vegas, Los Angeles, Orange County, Phoenix, Portland, Sacramento, Salt Lake City, San Diego, San Francisco, San Jose, Seattle
Costar Markets – Albuquerque, Boise, Boulder, Colorado Springs, Denver, Las Vegas, Los Angeles, Orange County, Phoenix, Portland, Reno, Sacramento, Salt Lake City, San Diego, San Francisco, San Jose, Santa Barbara, Santa Rosa, Seattle, Spokane, Tucson

1. Reported asset-level cap rate based on observed transaction data
2. Private market cap rates aggregated by database providers

Moelis

Confidential | 30

 Financial Analysis Detail  31

Financial Analysis Detail

SOTP Analysis: Selected Publicly Traded Companies Analysis

Reflects nominal cap rates across Income Producing Assets and a 20% – 40% discount to NAV range

($ in millions, except per share)				Reference Range			Enterprise Value		
Investments	Period	Metric	$[1]	Low	Mid	High	Low	Mid	High
Real Estate: Income Producing									
Multi-family	Annualized	NOI	$272	5.75%	5.25%	4.75%	$4,737	$5,189	$5,735
Commercial	Annualized	NOI	138	7.00%	6.38%	5.75%	1,976	2,170	2,406
Total Multi-family and Commercial	**Annualized**	**NOI**	**$411**	**6.12%**	**5.58%**	**5.05%**	**$6,714**	**$7,358**	**$8,140**
Note: Compares to Management est. Multi-family and Commercial fair value of ~$7,338mm[2] and cap rate of 5.7% as of 12/31/2025									
Loan Investments	Current	Book	$205	0.9x	1.0x	1.1x	185	205	226
Total Income Producing							**$6,898**	**$7,563**	**$8,366**
Real Estate: Lease-Up, Development and Residential[3]									
Lease-Up	Current	Book	$1,028	1.0x	1.0x	1.0x	$1,028	$1,028	$1,028
Development	Current	Book	421	1.0x	1.0x	1.0x	421	421	421
Residential	Current	Book	347	1.0x	1.0x	1.0x	347	347	347
Total Lease-Up, Development and Residential							**$1,797**	**$1,797**	**$1,797**
Total Real Estate							**$8,695**	**$9,360**	**$10,162**
Note: Compares to Management est. Real Estate fair value of ~$9,067mm[2] as of 12/31/2025									
Investment Management									
Investment Management Base Fees[4]	LTM	EBITDA	$46	10.0x	12.0x	14.0x	$456	$547	$638
Accrued Carried Interest	Current	Book	19	1.0x	1.0x	1.0x	19	19	19
Total Investment Management							**$475**	**$566**	**$657**
Toll Brothers Apartment Living[5]	Current	Purchase / DCF					$214	$282	$351
Total Gross Asset Value							**$9,383**	**$10,208**	**$11,171**
Implied Total Enterprise Value[6]							*$8,812*	*$9,532*	*$10,487*
(+) Cash at KW Share							$215	$215	$215
(–) Property Debt at KW Share							(5,255)	(5,255)	(5,255)
(–) Senior Notes and Credit Facility							(2,114)	(2,114)	(2,114)
(–) Preferred Stock							(800)	(800)	(600)[7]
Net Debt + Preferred Stock[8]							**($7,955)**	**($7,955)**	**($7,755)**
Implied Net Asset Value							**$1,428**	**$2,254**	**$3,416**
Implied Equity Value Based on Discount to NAV	Current	NAV Discount		(40%)	(30%)	(20%)	**$857**	**$1,578**	**$2,733**
(÷) Fully Diluted Shares Outstanding[9]							142.503	142.503	154.841[7]
Implied Equity Value per Share							**$6.01**	**$11.07**	**$17.65**
% Premium / Discount to Current Share Price of $9.89 as of 02/13/2026							*(39.2%)*	*11.9%*	*78.5%*
% Premium / Discount to Unaffected Share Price of $7.47 as of 11/04/2025							*(19.5%)*	*48.2%*	*136.3%*

Source: Company Filings and Materials provided by Key West Management to Moelis, Draft Q4 2025 Earnings Release and Supplemental Financial Information, S&P Capital IQ as of 02/13/2026

1. Multi-Family NOI adjusted to remove TBAL, Radius and Equinox NOI of ~$3.9mm, ~$3.2mm and ~$2.2mm, respectively and add Greenway Portfolio GP Interest NOI of ~$4.6mm; Commercial NOI adjusted to remove Silicon Valley R&D, Valley Oak (Infiniera Building) and Amazon ABQ NOI of $0.3mm, $0.2mm and $0.1mm, respectively
2. Reflects estimated figures per Management as of 12/31/2025
3. Reflects Gross Asset Value as reported in Draft Q4 2025 Earnings Release and Supplemental Financial Information; Removes GAV of $25mm and $32mm of TBAL-related GAV in Development and Residential, respectively, per Management guidance
4. Reflects Investment Management EBITDA assuming a 40% EBITDA margin of Investment Management segment revenue, per Management; Excludes impact from TBAL
5. Based on TBAL Purchase Price and the high-end of the implied DCF value; mid-point value reflects the average of the low and the high
6. Calculated as the Implied Equity Value based on Discount to NAV plus net debt and preferred
7. Series C Cumulative Perpetual Preferred Stock of $200mm adjusted for conversion of 12.338mm shares with underlying warrants at an exercise price of $16.21 per share
8. Based on balance sheet figures as reported in Draft Q4 2025 Earnings Release and Supplemental Financial Information and subsequent events
9. Based on 138.112mm basic shares outstanding, 1.259mm restricted stock units and 3.132mm performance stock units as of 02/11/2026, unless otherwise specified

Moelis

Confidential | 32

Financial Analysis Detail

SOTP Analysis: Selected Precedent Transactions Analysis

Reflects nominal cap rates across Income Producing Assets and a 5% – 20% discount to NAV range

($ in millions, except per share)				Reference Range			Enterprise Value		
Investments	Period	Metric	$[1]	Low	Mid	High	Low	Mid	High
Real Estate: Income Producing									
Multi-family	Annualized	NOI	$272	5.75%	5.25%	4.75%	$4,737	$5,189	$5,735
Commercial	Annualized	NOI	138	7.00%	6.38%	5.75%	1,976	2,170	2,406
Total Multi-family and Commercial	**Annualized**	**NOI**	**$411**	**6.12%**	**5.58%**	**5.05%**	**$6,714**	**$7,358**	**$8,140**
Note: Compares to Management est. Multi-family and Commercial fair value of ~$7,338mm[2] and cap rate of 5.7% as of 12/31/2025									
Loan Investments	Current	Book	$205	0.9x	1.0x	1.1x	185	205	226
Total Income Producing							**$6,898**	**$7,563**	**$8,366**
Real Estate: Lease-Up, Development and Residential[3]									
Lease-Up	Current	Book	$1,028	1.0x	1.0x	1.0x	$1,028	$1,028	$1,028
Development	Current	Book	421	1.0x	1.0x	1.0x	421	421	421
Residential	Current	Book	347	1.0x	1.0x	1.0x	347	347	347
Total Lease-Up, Development and Residential							**$1,797**	**$1,797**	**$1,797**
Total Real Estate							**$8,695**	**$9,360**	**$10,162**
Note: Compares to Management est. Real Estate fair value of ~$9,067mm[2] as of 12/31/2025									
Investment Management									
Investment Management Base Fees[4]	LTM	EBITDA	$46	12.0x	13.5x	15.0x	$547	$615	$683
Accrued Carried Interest	Current	Book	19	1.0x	1.0x	1.0x	19	19	19
Total Investment Management							**$566**	**$634**	**$703**
Toll Brothers Apartment Living[5]	Current	Purchase / DCF					$214	$282	$351
Total Gross Asset Value							**$9,474**	**$10,277**	**$11,216**
Implied Total Enterprise Value[6]							*$9,170*	*$9,986*	*$11,043*
(+) Cash at KW Share							$215	$215	$215
(–) Property Debt at KW Share							(5,255)	(5,255)	(5,255)
(–) Senior Notes and Credit Facility							(2,114)	(2,114)	(2,114)
(–) Preferred Stock							(800)	(800)	(600)[7]
Net Debt + Preferred Stock[8]							**($7,955)**	**($7,955)**	**($7,755)**
Implied Net Asset Value							**$1,519**	**$2,322**	**$3,462**
Implied Equity Value Based on Discount to NAV	Current	NAV Discount		(20%)	(13%)	(5%)	**$1,216**	**$2,032**	**$3,288**
(÷) Fully Diluted Shares Outstanding[9]							142.503	142.503	154.841[7]
Implied Equity Value per Share							**$8.53**	**$14.26**	**$21.24**
% Premium / Discount to Current Share Price of $9.89 as of 02/13/2026							*(13.8%)*	*44.2%*	*114.7%*
% Premium / Discount to Unaffected Share Price of $7.47 as of 11/04/2025							*14.2%*	*90.9%*	*184.3%*

Source: Company Filings and Materials provided by Key West Management to Moelis, Draft Q4 2025 Earnings Release and Supplemental Financial Information, S&P Capital IQ as of 02/13/2026

1. Multi-Family NOI adjusted to remove TBAL, Radius and Equinox NOI of ~$3.9mm, ~$3.2mm and ~$2.2mm, respectively and add Greenway Portfolio GP Interest NOI of ~$4.6mm; Commercial NOI adjusted to remove Silicon Valley R&D, Valley Oak (Infiniera Building) and Amazon ABQ NOI of $0.3mm, $0.2mm and $0.1mm, respectively
2. Reflects estimated figures per Management as of 12/31/2025
3. Reflects Gross Asset Value as reported in Draft Q4 2025 Earnings Release and Supplemental Financial Information; Removes GAV of $25mm and $32mm of TBAL related GAV in Development and Residential, respectively, per Management guidance
4. Reflects Investment Management EBITDA assuming a 40% EBITDA margin of Investment Management segment revenue, per Management; Excludes impact from TBAL
5. Based on TBAL Purchase Price and the high-end of the implied DCF value; mid-point value reflects the average of the low and the high
6. Calculated as the Implied Equity Value based on Discount to NAV plus net debt and preferred
7. Series C Cumulative Perpetual Preferred Stock of $200mm adjusted for conversion of 12.338mm shares with underlying warrants at an exercise price of $16.21 per share
8. Based on balance sheet figures as reported in Draft Q4 2025 Earnings Release and Supplemental Financial Information and subsequent events
9. Based on 138.112mm basic shares outstanding, 1.259mm restricted stock units and 3.132mm performance stock units as of 02/11/2026, unless otherwise specified

Moelis

Confidential | 33

Financial Analysis Detail
SOTP Analysis: Selected Asset-Level Transactions Analysis

($ in millions, except per share)				Reference Range			Enterprise Value		
Investments	Period	Metric	$[1]	Low	Mid	High	Low	Mid	High
Real Estate: Income Producing									
Multi-family	Annualized	NOI	$272	5.50%	5.25%	5.00%	$4,953	$5,189	$5,448
Commercial	Annualized	NOI	138	8.00%	7.63%	7.25%	1,729	1,814	1,908
Total Multi-family and Commercial	**Annualized**	**NOI**	**$411**	**6.15%**	**5.87%**	**5.58%**	**$6,682**	**$7,003**	**$7,356**
Note: Compares to Management est. Multi-family and Commercial fair value of ~$7,338mm[2] and cap rate of 5.7% as of 12/31/2025									
Loan Investments	Current	Book	$205	0.9x	1.0x	1.1x	185	205	226
Total Income Producing							**$6,866**	**$7,208**	**$7,581**
Real Estate: Lease-Up, Development and Residential[3]									
Lease-Up	Current	Book	$1,028	1.0x	1.0x	1.0x	$1,028	$1,028	$1,028
Development	Current	Book	421	1.0x	1.0x	1.0x	421	421	421
Residential	Current	Book	347	1.0x	1.0x	1.0x	347	347	347
Total Lease-Up, Development and Residential							**$1,797**	**$1,797**	**$1,797**
Total Real Estate							**$8,663**	**$9,004**	**$9,378**
Note: Compares to Management est. Real Estate fair value of ~$9,067mm[2] as of 12/31/2025									
Investment Management									
Investment Management Base Fees[4]	LTM	EBITDA	$46	12.0x	13.5x	15.0x	$547	$615	$683
Accrued Carried Interest	Current	Book	19	1.0x	1.0x	1.0x	19	19	19
Total Investment Management							**$566**	**$634**	**$703**
Toll Brothers Apartment Living[5]	Current	Purchase / DCF					$214	$282	$351
Total Enterprise Value							**$9,442**	**$9,921**	**$10,432**
(+) Cash at KW Share							$215	$215	$215
(–) Property Debt at KW Share							(5,255)	(5,255)	(5,255)
(–) Senior Notes and Credit Facility							(2,114)	(2,114)	(2,114)
(–) Preferred Stock							(800)	(800)	(600)[6]
Net Debt + Preferred Stock[7]							**($7,955)**	**($7,955)**	**($7,755)**
Implied Equity Value							**$1,488**	**$1,966**	**$2,677**
(÷) Fully Diluted Shares Outstanding[8]							142.503	142.503	154.841[6]
Implied Equity Value per Share							**$10.44**	**$13.80**	**$17.29**
% Premium / Discount to Current Share Price of $9.89 as of 02/13/2026							*5.6%*	*39.5%*	*74.8%*
% Premium / Discount to Unaffected Share Price of $7.47 as of 11/04/2025							*39.8%*	*84.7%*	*131.4%*

Source: Company Filings and Materials provided by Key West Management to Moelis, Draft Q4 2025 Earnings Release and Supplemental Financial Information, S&P Capital IQ as of 02/13/2026

1. Multi-Family NOI adjusted to remove TBAL, Radius and Equinox NOI of ~$3.9mm, ~$3.2mm and ~$2.2mm, respectively and add Greenway Portfolio GP Interest NOI of ~$4.6mm; Commercial NOI adjusted to remove Silicon Valley R&D, Valley Oak (Infiniera Building) and Amazon ABQ NOI of $0.3mm, $0.2mm and $0.1mm, respectively
2. Reflects estimated figures per Management as of 12/31/2025
3. Reflects Gross Asset Value as reported in Draft Q4 2025 Earnings Release and Supplemental Financial Information; Removes GAV of $25mm and $32mm of TBAL related GAV in Development and Residential, respectively, per Management guidance
4. Reflects Investment Management EBITDA assuming a 40% EBITDA margin of Investment Management segment revenue, per Management; Excludes impact from TBAL
5. Based on TBAL Purchase Price and the high-end of the implied DCF value; mid-point value reflects the average of the low and the high
6. Series C Cumulative Perpetual Preferred Stock of $200mm adjusted for conversion of 12.338mm shares with underlying warrants at an exercise price of $16.21 per share
7. Based on balance sheet figures as reported in Draft Q4 2025 Earnings Release and Supplemental Financial Information and subsequent events
8. Based on 138.112mm basic shares outstanding, 1.259mm restricted stock units and 3.132mm performance stock units as of 02/11/2026, unless otherwise specified

Moelis

Confidential | 34

 35  Financial Analysis DetailSOTP Analysis: Selected Asset-Level Transactions Analysis (G&A)  Source: Company Filings and Materials provided by Key West Management to Moelis, Draft Q4 2025 Earnings Release and Supplemental Financial Information, S&P Capital IQ as of 02/13/2026  Includes remaining portion of direct and corporate compensation and related expenses and general and administrative expenses, excluding Investment Management  Based on balance sheet figures as reported in Draft Q4 2025 Earnings Release and Supplemental Financial Information and subsequent events  Based on 138.112mm basic shares outstanding, 1.259mm restricted stock units and 3.132mm performance stock units as of 02/11/2026

 Selected Publicly Traded Companies Analysis  36

 37  Selected Publicly Traded Companies AnalysisMethodologies and Assumptions: Sum-of-the-Parts  Moelis performed the Selected Publicly Traded Companies analysis on a sum-of-the-parts basis to derive its range of implied share prices for Key West  Moelis performed a sum-of-the-parts analysis on the Real Estate and Investment Management businesses and TBAL      Income Producing: The Income Producing business is broken up into Multi-Family, Commercial and Loan Investments   Multi-Family: A range of nominal cap rates were applied to Key West’s annualized Multi-Family NOI estimates for Q4 2025 per management guidance   Moelis used its professional judgment and experience in selecting the range based on the current nominal cap rates (based on in-place NOI) per GSA of the Selected Publicly Traded Multi-Family Real Estate Companies; see subsequent pages for details   Commercial: A range of nominal cap rates were applied to Key West’s annualized Commercial NOI estimates for Q4 2025 per management guidance (Commercial includes EU Office, US Office, Industrial and Retail)  Moelis used its professional judgment and experience in selecting the range based on the current nominal cap rates (based on in-place NOI) per GSA of the Selected Publicly Traded Commercial Real Estate Companies; see subsequent pages for details   Loan Investments: Moelis used the estimated book value of the Loan Investments as of Q4 2025 per management guidance and applied a range of multiples of 0.9x – 1.1x book value  Moelis used its professional judgment in selecting the range of book value multiples for the Loan Investments, informed by the multiples employed by equity research analysts to the book values of balance sheet investments of Selected Publicly Traded Asset Managers  Lease-Up, Development, Residential:   Lease-Up: Moelis used Key West’s estimated Lease-Up GAV for Q4 2025 and applied a multiple of 1.0x book value  Moelis used GAV rather than NOI because estimated stabilized NOI for these Lease-Up assets would not accurately reflect certain minority interests and assets for which the scope is being explored, due to data limitations. Additionally, because stabilized NOI is a “steady-state” metric, it would not capture ramping cash flows or near-term capital expenditures   Development: Moelis used Key West’s estimated Development GAV for Q4 2025 and applied a multiple of 1.0x book value  Moelis used GAV rather than NOI because estimated stabilized NOI for these Development assets would not accurately reflect certain minority interests and assets for which the scope is being explored, due to data limitations. Additionally, because stabilized NOI is a “steady-state” metric, it would not capture ramping cash flows or near-term capital expenditures   Residential: Moelis used Key West’s estimated Residential GAV for Q4 2025 and applied a multiple of 1.0x book value  Moelis used GAV rather than NOI because estimated stabilized NOI for these Residential assets would not accurately reflect certain minority interests and assets for which the scope is being explored, due to data limitations. Additionally, because stabilized NOI is a “steady-state” metric, it would not capture ramping cash flows or near-term capital expenditures    Calculate Gross Asset Value (“GAV”) of Real Estate  1

Selected Publicly Traded Companies Analysis
Methodologies and Assumptions: Sum-of-the-Parts (cont'd)

Moelis performed the Selected Publicly Traded Companies analysis on a sum-of-the-parts basis to derive its range of implied share prices for Key West

2 Calculate Implied Value of Investment Management

- Investment Management: The Investment Management business is broken up into Investment Management Base Fees and Accrued Carried Interest
  - **Investment Management Base Fees**: Moelis applied a range of multiples to the estimated LTM Q4 2025 EBITDA of the Investment Management business
    - Moelis applied a range of TEV / LTM EBITDA multiples of the Selected Publicly Traded Asset Managers to Key West's estimated LTM Q4 2025 EBITDA
    - Moelis used its professional judgment and experience and considered the ranges of the Selected Publicly Traded Asset Managers with attributes similar in certain regards to the Investment Management business of Key West; see subsequent pages for further details
  - **Accrued Carried Interest**: Moelis used the estimated book value of accrued carried interest as of Q4 2025 per Key West management
    - Moelis could not analyze projected performance fees due to limited availability of data per Management, so Moelis relied on the accrued performance fee balance in its financial analysis

3 Other Adjustments

- **TBAL**: Based on a range from the $214mm purchase price at Key West's share, per Management, to $351mm based on the high end of the value range implied by the DCF
  - See section F for additional detail on the TBAL DCF analysis

1 + 2 + 3 Calculate Total GAV and NAV

- The sum of the implied value ranges based on the various components of the Real Estate business, Investment Management business and TBAL equal Key West's GAV
- Moelis then subtracted total Key West debt and preferred stock, net of cash, to compute a range of implied NAV

Moelis

Confidential | 38

Selected Publicly Traded Companies Analysis

Methodologies and Assumptions: Sum-of-the-Parts (cont'd)

Moelis performed the Selected Publicly Traded Companies analysis on a sum-of-the-parts basis to derive its range of implied share prices for Key West

4 Apply Discount to NAV

- The range of implied NAV was then discounted at a range of 20% – 40% to derive an implied equity value for Key West
  - Moelis determined the appropriate discount to apply based on Key West's observed discount to consensus NAV over historical periods (10 year, 5 year, 2 year and YTD), the discount of the Selected Publicly Traded Real Estate Companies over the same periods and Moelis' professional judgment
  - Moelis also considered Key West's unaffected discount to NAV of 42%[1], which is higher than the selected range
  - Moelis also considered that Key West's elevated leverage relative to the Selected Publicly Traded Real Estate Companies, complexity of operations (i.e., asset class types, geographical markets), subscale sub-portfolios, taxable income status given Key West is not a REIT, and the concentration of Key West's stockholder base justified the historical higher discounts that Key West traded at relative to the Selected Publicly Traded Real Estate Companies
  - The range is also consistent with the historical difference of NAV discounts between Key West and the Selected Publicly Traded Multi-Family and Commercial Real Estate Companies. For example, over the last 10 years, Key West's NAV discount has been 24 and 20 percentage points more than the Selected Multi-Family Real Estate Publicly Traded Companies and the Selected Commercial Real Estate Publicly Traded Companies, respectively. Applying these historical ranges to current NAV discounts for the publicly traded companies implies a discount of 41% and 39%, respectively
- Moelis did not burden the valuation by capitalized G&A for the Real Estate business; accordingly, the financial analyses herein may not capture the impact of the full Real Estate G&A
  - While a portion of this impact may be reflected in the NAV discount applied, the Company's relatively high G&A burden could justify an even larger discount, particularly given the fact that G&A as a percentage of NOI has increased over the last several years, so the observed historical discounts may not completely reflect the company's current G&A burden. However, in the context of a potential transaction involving Management – who may be responsible, at least in part, for the elevated levels of G&A – Moelis did not apply a larger NAV discount

5 Calculate Implied Equity Value per Share

- Moelis then divided the range of equity value implied by the above by fully diluted shares outstanding to compute an implied per-share value range for Key West

Moelis

Confidential | 39

1. Based on Bank of America, Deutsche Bank and JPM

 40  Selected Publicly Traded Companies AnalysisMethodologies and Assumptions: Multi-Family and Commercial  Analysis reflects nominal cap rates and premium / discount to NAVs based on public market valuations of businesses with operations and financial characteristics deemed generally relevant by Moelis in certain respects to Key West’s Multi-Family and Commercial businesses  For the purpose of this analysis, Moelis used nominal cap rates to inform estimates of gross asset value and Premium / Discount to NAV to inform relevant market-based adjustments to asset values that reflect the market’s view on items not reflected in nominal cap rates, such as leverage, G&A, growth prospects, development upside, tax and other leakage, among others  Moelis observed a range of nominal cap rates and premium / discount to NAVs within this group of Selected Publicly Traded Companies that may be attributable to the following factors:  Nominal Cap Rate:  Asset class  Asset quality  Diversified or concentrated business strategy  Size and scale  Geographical exposure by market and sub-market  Premium / Discount to NAV:  Leverage  G&A expense load  Growth prospects of current portfolio and development assets  Tax and other leakage  Country-specific reporting and legal structures  Same factors as noted for nominal cap rates, plus a forward view on direction of nominal cap rates  While none of the Selected Publicly Traded Companies are directly comparable to Key West’s Real Estate business, Moelis considered the following factors relevant to determine which transactions to include in the Selected Publicly-Traded Companies:  Multi-Family: These companies were included due to their asset class and geographic market overlap with Key West’s real estate portfolio. Moelis also considered portfolio size, but focused less on this factor  Commercial: These companies were included due to their asset class and geographic market overlap with Key West’s real estate portfolio. Moelis also considered portfolio size, but focused less on this factor. This includes US and European Office REITs, US and European Industrial REITs, as well as European Retail REITs

 41  Selected Publicly Traded Companies AnalysisMethodologies and Assumptions: Multi-Family and Commercial  Analysis reflects nominal cap rates and premium / discount to NAVs based on public market valuations of businesses with operations and financial characteristics deemed generally relevant by Moelis in certain respects to Key West’s Multi-Family and Commercial businesses  The analysis focuses on nominal cap rates per GSA research for the Selected Publicly Traded Real Estate Companies applied to Key West’s Est. Annual NOI  Additional equity research sources were considered, but ultimately not relied upon due to the following reasons:  GSA is widely considered an industry leader for real estate and REIT-level research  Reporting of nominal cap rates across other equity research sources varies greatly in existence, quality and relevance, adding noise to consensus figures and without access to all underlying reports can be challenging to verify input information in data providers (Capital IQ, Bloomberg, etc.)  The selected nominal cap rates reference range of 4.75% – 5.75% for Multi-Family and 5.75% – 7.00% for Commercial were based on Moelis’ professional judgment, and informed by the following:  Multi-Family: The mean of the nominal cap rates of the Selected Publicly Traded Multi-Family Real Estate Companies is 5.2% and the median is 5.1%. The top end of our range (lower value) took into consideration Independence Realty Trust’s and Centerspace’s nominal cap rates of 5.8% and 5.7% respectively. Both of those companies own portfolios that are primarily focused on non-gateway markets, like Key West. The bottom end of our range (higher value) took into consideration Grainger’s nominal cap rate of 4.5%, the only European Multi-Family company in the Selected Publicly Traded Multi-Family Real Estate Companies. Key West’s European Multi-Family portfolio is roughly one-fifth of its overall Multi-Family portfolio (on an NOI basis), so Moelis focused more on the US Multi-Family companies  Commercial: The mean of the nominal cap rates of the Selected Publicly Traded Commercial Real Estate Companies is 6.2% and the median is 6.6%. When forming the range, Moelis took into consideration the wider range of nominal cap rates observed across the Selected Publicly Traded Commercial Real Estate Companies than the Selected Publicly Traded Multi-Family Real Estate Companies, and therefore applied a 25bps wider valuation range. The top end of the range (lower value) is informed by Office companies’ mean nominal cap rates of 7.7% for US Office and 5.5% for European Office. Key West owns more European office properties than US, and we consider Workspace to be more relevant than Derwent given Workspace’s more diversified exposure of office properties throughout the UK. Workspace’s nominal cap rate is 6.6%. The low end of the range (higher value) is informed by the Industrial and Retail companies mean nominal cap rates which are 5.0% (US Industrial), 5.2% (European Industrial) and 5.6% (European Retail). Key West owns more office properties than industrial and retail, so Moelis focused more on the Office companies

Selected Publicly Traded Companies Analysis

Selected Publicly Traded Multi-Family Real Estate Companies

As of 02/13/2026	Asset Focus	Market Focus	Share Price	Market Cap ($bn)	Enterprise Value ($bn)	TEV / LTM EBITDAre	GSA Cap Rate Nominal	GSA Cap Rate Implied	Implied Cap Rate[1]	GSA NAV Per Share	Prem./(Disc.) to NAV	ND + Pref / LTM EBITDAre
US Multi-Family												
Equity Residential	Gateway	National incl. West Coast	$63.86	$24.7	$32.8	11.3x	5.0%	6.0%	6.4%	$81.62	(21.8%)	5.7x
Essex Property Trust, Inc.	Gateway	California, Seattle	251.16	16.8	24.4	17.9x	5.1%	5.8%	5.9%	299.07	(16.0%)	5.6x
Independence Realty Trust, Inc.	Non-Gateway	Sunbelt	16.35	4.0	6.3	17.1x	5.8%	6.6%	7.0%	20.19	(19.0%)	6.2x
Centerspace[2]	Non-Gateway	Midwest, Mountain West	63.57	1.1	2.3	16.7x	5.7%	n.a.[3]	7.6%[4]	78.71	(19.2%)	8.4x
					Mean	**15.8x**	**5.4%**	**6.1%**	**6.7%**		**(19.0%)**	**6.5x**
					Median	**16.9x**	**5.4%**	**6.0%**	**6.7%**		**(19.1%)**	**5.9x**
EUR Multi-Family												
Grainger plc	Non-Gateway	Across the UK	$2.64	$2.0	$4.0	20.0x	4.5%	4.9%	NA	$3.14	(15.8%)	10.0x
					Mean	**20.0x**	**4.5%**	**4.9%**	**NA**		**(15.8%)**	**10.0x**
					Median	**20.0x**	**4.5%**	**4.9%**	**NA**		**(15.8%)**	**10.0x**
					Multi-Family High	**20.0x**	**5.8%**	**6.6%**	**7.6%**		**(15.8%)**	**10.0x**
					Multi-Family Mean	**16.6x**	**5.2%**	**5.8%**	**6.7%**		**(18.4%)**	**7.2x**
					Multi-Family Median	**17.1x**	**5.1%**	**5.9%**	**6.7%**		**(17.5%)**	**6.2x**
					Multi-Family Low	**11.3x**	**4.5%**	**4.9%**	**5.9%**		**(21.8%)**	**5.6x**
Key West (Unaffected)[5]	**Non-Gateway**	**Western US, Ireland**	**$7.47**	**$1.1**	**$9.0**	**21.3x[6]**	**NA**	**NA**	**6.6%[7]**		**(42.2%)[8]**	**18.8x**

Based on consensus equity research NAV / share of $12.93 based on J.P. Morgan, Deutsche Bank and Bank of America estimates

Source: Key West Management, S&P Capital IQ and GSA as of 02/13/2026

1. Implied cap rate calculated as NOI for US comps and NRI for EUR comps divided by TEV
2. Centerspace is not covered by GSA; GSA NAV per share and implied cap rate for Centerspace represent an equity research consensus average from Raymond James, Wells Fargo, RBC, Piper Sandler, UBS Equities; NAV per share consensus also includes Cantor Fitzgerald estimate; nominal cap rate per Wells Fargo's 3Q25 report as other equity research reports do not report nominal cap rate
3. No equity research with an implied cap rate available for Centerspace reflecting share price as of 2/13/2026
4. Differences in our implied cap rate and GSA Implied Cap Rate are attributed to (i) LQA NOI used in our spread vs NTM figures in GSA build; (ii) GSA adjusting EV for development assets, management platforms and / or other assets and liabilities as applicable; (iii) differences in pro forma adjustments for subsequent events where GSA would pro forma adjust income and capital structure but our LQA numbers are historical so the adjustments only affect the capital structure, which is driving the variance
5. Reflects Key West capitalization as of 02/13/2026 and unaffected share price of $7.47
6. Reflects LTM Q3 2025 EBITDA based on the most recently available information from the company; Key West Adj. EBITDAre reflects property NOI, loan income, and investment management fees (net of compensation and general and administrative expenses)
7. Based on estimated Q4 2025 NOI and TEV as follows: $411mm estimated annual NOI of Multi-Family and Commercial segments; TEV (at $7.47 unaffected price) minus Investment Management business (valued at 40% EBITDA margin per management and mid-point estimate of 12.0x from Selected Publicly Traded Companies Analysis SOTP Nominal Cap Rates), minus accrued carried interest book value, minus lease-up / development / residential GAV, minus book value of loan investments and minus TBAL purchase price
8. Based on consensus equity research NAV / share of $12.93, relative to unaffected share price

Moelis

Confidential | 42

Selected Publicly Traded Companies Analysis

Selected Publicly Traded Commercial Real Estate Companies

As of 02/13/2026	Asset Focus	Market Focus	Share Price	Market Cap ($bn)	Enterprise Value ($bn)	TEV / LTM EBITDAre	GSA Cap Rate Nominal	GSA Cap Rate Implied	Implied Cap Rate[1]	GSA NAV Per Share	Prem./(Disc.) to NAV	ND + Pref / LTM EBITDAre
US Office												
Cousins Properties Incorporated	Suburban	Sunbelt	$22.46	$3.8	$7.6	11.3x	7.7%	9.0%	NA	$29.93	(25.0%)	5.7x
Douglas Emmett, Inc.	Gateway	Los Angeles, Honolulu	10.11	2.1	6.4	10.9x	7.3%	8.3%	9.6%[2]	15.00	(32.6%)	7.4x
Highwoods Properties, Inc.	Suburban	Sunbelt	23.12	2.6	6.2	11.7x	8.4%	9.7%	9.7%	32.16	(28.1%)	6.9x
American Assets Trust, Inc.	Mixed / Other	Pacific States, Texas	18.56	1.4	3.0	13.2x	7.6%	9.1%	8.7%	27.12	(31.6%)	6.9x
					Mean	11.8x	7.7%	9.0%	9.3%		(29.3%)	6.7x
					Median	11.5x	7.6%	9.0%	9.6%		(29.8%)	6.9x
EUR Office												
Derwent London Plc	Gateway	London	$24.55	$2.8	$4.9	22.3x	4.4%	6.2%	NA	$43.34	(43.4%)	9.7x
Workspace Group Plc	Mixed / Other	London, S.E. England	5.63	1.1	2.2	16.2x	6.6%	8.8%	NA	9.75	(42.3%)	8.0x
					Mean	19.2x	5.5%	7.5%	NA		(42.8%)	8.8x
					Median	19.2x	5.5%	7.5%	NA		(42.8%)	8.8x
US Industrial												
Rexford Industrial Realty, Inc.	Infill	Southern California	$37.20	$8.9	$12.1	16.7x	5.2%	6.1%	6.1%	$46.20	(19.5%)	4.5x
Terreno Realty Corporation	Gateway	Major Coastal Markets	66.10	6.9	7.8	23.2x	4.8%	4.4%	4.6%	59.94	10.3%	2.7x
					Mean	20.0x	5.0%	5.2%	5.3%		(4.6%)	3.6x
					Median	20.0x	5.0%	5.2%	5.3%		(4.6%)	3.6x
EUR Industrial												
Tritax Big Box REIT plc	Mixed	South East, Midlands UK	$2.35	$6.4	$10.1	21.8x	5.2%	5.2%	NA	$2.38	(1.0%)	8.0x
					Mean	21.8x	5.2%	5.2%	NA		(1.0%)	8.0x
					Median	21.8x	5.2%	5.2%	NA		(1.0%)	8.0x
EUR Retail												
Shaftesbury Capital PLC	Gateway	Central London	$2.03	$3.7	$4.9	26.8x	4.2%	4.7%	4.9%	$2.39	(14.9%)	6.4x
Hammerson Plc	Gateway	UK, France, Ireland	4.76	2.6	4.1	22.9x	7.1%	7.0%	5.3%[2]	4.57	4.1%	8.6x
					Mean	24.8x	5.6%	5.8%	5.1%		(5.4%)	7.5x
					Median	24.8x	5.6%	5.8%	5.1%		(5.4%)	7.5x
					Commercial High	26.8x	8.4%	9.7%	9.7%		10.3%	9.7x
					Commercial Mean	17.9x	6.2%	7.1%	7.0%		(20.4%)	6.8x
					Commercial Median	16.7x	6.6%	7.0%	6.1%		(25.0%)	6.9x
					Commercial Low	10.9x	4.2%	4.4%	4.6%		(43.4%)	2.7x
Key West (Unaffected)[3]	**Suburban**	**Western US, UK, Ireland**	**$7.47**	**$1.1**	**$9.0**	**21.3x[4]**	**NA**	**NA**	**6.6%[5]**		**(42.2%)[6]**	**18.8x**

Based on consensus equity research NAV / share of $12.93 based on J.P. Morgan, Deutsche Bank and Bank of America estimates

Source: Key West Management, S&P Capital IQ and GSA as of 02/13/2026
1. Implied cap rate calculated as NOI for US comps and NRI for EUR comps divided by TEV
2. Differences in our implied cap rate and GSA Implied Cap Rate are attributed to (i) LQA NOI used in our spread vs NTM figures in GSA build; (ii) GSA adjusting EV for development assets, management platforms and / or other assets and liabilities as applicable; (iii) differences in pro forma adjustments for subsequent events where GSA would pro forma adjust income and capital structure but our LQA numbers are historical so the adjustments only affect the capital structure, which is driving the variance
3. Reflects Key West capitalization as of 02/13/2026 and unaffected share price of $7.47
4. Reflects LTM Q3 2025 EBITDA based on the most recently available information from the company; Key West Adj. EBITDAre reflects property NOI, loan income, and investment management fees (net of compensation and general and administrative expenses)
5. Based on estimated Q4 2025 NOI and TEV as follows: $411mm estimated annual NOI of Multi-Family and Commercial segments; TEV (at $7.47 per share unaffected price) minus Investment Management business (valued at 40% EBITDA margin per management and mid-point estimate of 12.0x from Selected Publicly Traded Companies Analysis SOTP Nominal Cap Rates), minus accrued carried interest book value, minus lease-up / development / residential GAV, minus book value of loan investments and minus TBAL purchase price
6. Based on consensus equity research NAV / share of $12.93, relative to unaffected share price

Moelis

Confidential | 43

 44  Selected Publicly Traded Companies AnalysisMethodologies and Assumptions: Investment Management  Analysis reflects implied trading multiples based on public market valuations of businesses with operations and financial characteristics deemed generally relevant by Moelis in certain respects to Key West’s Investment Management business  Moelis observed a range of trading multiples within this group of Selected Publicly Traded Asset Managers that may be attributable to the following factors:  Business mix, including alternative vs. traditional exposure and strategies offered  AUM composition, fee rates, permanence of capital and distribution  Asset class, strategy and AUM diversification  Insurance exposure and balance sheet usage  Size and scale  Growth profile, fundraising cycle / ability and product pipeline  Geography, currency and regulatory / tax regime  While none of the Selected Publicly-Traded Companies are directly comparable to Key West’s Investment Management business, given certain characteristics of Key West’s Investment Management business, we made the following observations and comparisons between Key West’s Investment Management business and the Selected Publicly-Traded Companies:  US-Based Traditional Asset Managers: These firms were included due to their growing alternatives platforms. Traditional asset managers typically trade at a discount to alternative asset managers given their business model, the commoditization of their products and reliance on shorter-term, retail capital  US-Based Alternative Asset Managers: These companies offer a larger set of investment strategies and asset classes beyond real estate, have a more diversified client base, focus on commingled funds (rather than Joint Ventures (“JVs”) and Separately-Managed Accounts (“SMAs”)), rely less heavily than Key West’s Investment Management business on origination fees, are more scaled and have stronger distribution functions  Europe-Based Alternative Asset Managers: Similar to their US-based counterparts, these firms also offer a broader set of strategies, have a more diversified client base, focus on commingled funds, rely less heavily on origination fees and are more scaled. These firms were included due to Key West’s exposure to the UK and Europe  Moelis applied a lower weight to the Europe-Based Alternative Asset Managers due to Key West’s larger focus and presence in the US

 45  Selected Publicly Traded Companies AnalysisMethodologies and Assumptions: Investment Management  Analysis reflects implied trading multiples based on public market valuations of businesses with operations and financial characteristics deemed generally relevant by Moelis in certain respects to Key West’s Investment Management business  Moelis has focused on TEV / LTM Adj. EBITDA multiples, as adjusted, unless otherwise noted, to exclude any one-time and non-recurring charges / benefits and to exclude the impact of stock-based compensation expense, where applicable  The analysis focuses on implied TEV / LTM Adj. EBITDA multiples based on the most recently available LTM Adj. EBITDA for the Selected Publicly Traded Asset Managers applied to Key West’s estimated Investment Management LTM Q4 2025 Segment EBITDA  The TEV / Adj. EBITDA multiple reference ranges of 10.0x – 14.0x for estimated Investment Management LTM Q4 2025 Segment EBITDA were based on Moelis’ professional judgment and experience and informed by the Selected Publicly Traded Asset Managers and the following factors  The low end is informed by the median of US-Based Traditional Asset Managers (excluding BlackRock, given its scale, product mix and larger exposure to alternatives)  Key West’s Investment Management business is significantly smaller than the US-Based Traditional Asset Managers, has a more concentrated LP base (51% of fee bearing capital from Fairfax) and is reliant on origination fees (approximately 40%1 of Key West’s Q3 2025 LTM revenue is origination fees, which is more likely to be one-off in nature versus stable recurring management fees) – all factors supporting a lower multiple than the US-Based Traditional Asset Managers  However, Key West is a pure-play alternative asset manager focused on real estate equity and credit investing with long-term capital, which would support a higher multiple versus the US-Based Traditional Asset Managers (given the reasons listed on the previous page)  The high end represents a discount to the US-Based Alternative Asset Managers  The discount is a function of Key West’s single-strategy exposure to real estate vs. the more broadly diversified US-Based Alternative Asset Managers, concentrated LP base (51% of fee bearing capital from Fairfax), significantly smaller AUM (~$11bn of fee-bearing capital for Key West vs. ~$750bn median AUM for US-Based Alternative Asset Managers), reliance on origination fees (approximately 40%1 of Key West’s Q3 2025 LTM revenue is origination fees, which is more likely to be one-off in nature versus stable recurring management fees) and Key West’s product mix, which is focused on JVs and SMAs (only ~9%2 of Key West’s AUM is in commingled funds) – all factors supporting a lower multiple than the US-Based Alternative Asset Managers  Fee split based on LTM figures as reported as of Q3 2025  Excludes any potential commingled funds from Toll Brothers’ acquisition

 46  Source: Company filings, Thomson Reuters estimates; Equity Research estimates, S&P Capital IQ  Note: KKR and Apollo valuations include the value of their consolidated insurance businesses  Note: LTM as of Q4 2025: BlackRock, T. Rowe, Franklin Resources, Invesco, AB, Cohen & Steers, Blackstone, KKR, Apollo, Brookfield, Ares, TPG, Carlyle Group. LTM as of Q3 2025: ICG, Patrizia. LTM as of Q2 2025: Man Group  Adj. Operating Income used as a proxy for EBITDA  Non-controlling interest excluded as it includes non-controlling interest from consolidated funds  2  1  Selected Publicly Traded Companies Analysis Selected Publicly Traded Asset Managers

 Selected Precedent Transactions  47

 48  Selected Precedent Transactions AnalysisMethodologies and Assumptions: Sum-of-the-Parts  Moelis performed the Selected Precedent Transactions Analysis on a sum-of-the-parts basis to derive its range of implied share prices for Key West  Moelis performed a sum-of-the-parts analysis on the Real Estate and Investment Management businesses and TBAL   Income Producing: The Income Producing business is broken up into Multi-Family, Commercial and Loan Investments   Multi-Family: A range of nominal cap rates were applied to Key West’s annualized Multi-Family NOI estimates for Q4 2025 per management guidance   Moelis used its professional judgment and experience in selecting the range based on the current nominal cap rates (based on in-place NOI) per GSA of the Selected Publicly Traded Multi-Family Real Estate Companies; see pages in Section C for more information on how we selected these cap rates  Commercial: A range of nominal cap rates were applied to Key West’s annualized Commercial NOI estimates for Q4 2025 per management guidance (Commercial includes EU Office, US Office, Industrial and Retail)  Moelis used its professional judgment and experience in selecting the range based on the current nominal cap rates (based on in-place NOI) per GSA of the Selected Publicly Traded Commercial Real Estate Companies; see pages in Section C for more information on how we selected these cap rates   Loan Investments: Moelis used the estimated book value of the Loan Investments as of Q4 2025 per management guidance and applied a range of multiples of 0.9x – 1.1x book value  Moelis used its professional judgment in selecting the range of book value multiples for the Loan Investments, informed by the multiples employed by equity research analysts to the book values of balance sheet investments of Selected Publicly Traded Asset Managers  Lease-Up, Development, Residential:   Lease-Up: Moelis used Key West’s estimated Lease-Up GAV for Q4 2025 and applied a multiple of 1.0x book value  Moelis used GAV rather than NOI because estimated stabilized NOI for these Lease-Up assets would not accurately reflect certain minority interests and assets for which the scope is being explored, due to data limitations. Additionally, because stabilized NOI is a “steady-state” metric, it would not capture ramping cash flows or near-term capital expenditures   Development: Moelis used Key West’s estimated Development GAV for Q4 2025 and applied a multiple of 1.0x book value  Moelis used GAV rather than NOI because estimated stabilized NOI for these Development assets would not accurately reflect certain minority interests and assets for which the scope is being explored, due to data limitations. Additionally, because stabilized NOI is a “steady-state” metric, it would not capture ramping cash flows or near-term capital expenditures   Residential: Moelis used Key West’s estimated Residential GAV for Q4 2025 and applied a multiple of 1.0x book value  Moelis used GAV rather than NOI because estimated stabilized NOI for these Residential assets would not accurately reflect certain minority interests and assets for which the scope is being explored, due to data limitations. Additionally, because stabilized NOI is a “steady-state” metric, it would not capture ramping cash flows or near-term capital expenditures    Calculate Gross Asset Value (“GAV”) of Real Estate  1

Selected Precedent Transactions Analysis

Methodologies and Assumptions: Sum-of-the-Parts (cont'd)

Moelis performed the Selected Precedent Transactions Analysis on a sum-of-the-parts basis to derive its range of implied share prices for Key West

2 Calculate Implied Value of Investment Management

- **Investment Management**: The Investment Management business is broken up into Investment Management Base Fees and Accrued Carried Interest
  - **Investment Management Base Fees**: Moelis applied a range of multiples to the estimated LTM Q4 2025 EBITDA of the Investment Management business
    - Moelis applied a range of Transaction TEV / LTM EBITDA multiples of the Selected Precedent Alternative Asset Manager Transactions to Key West's estimated LTM Q4 2025 EBITDA
    - Moelis used its professional judgment and experience and considered the ranges of the Selected Precedent Alternative Asset Manager Transactions with attributes similar in certain regards to the Investment Management Business of Key West; see subsequent pages for further details
  - **Accrued Carried Interest**: Moelis used the estimated book value of accrued carried interest as of Q4 2025 per Key West management
    - Moelis could not analyze projected performance fees due to limited availability of data per Management, so Moelis relied on the accrued performance fee balance in its financial analysis

3 Other Adjustments

- **TBAL**: Based on a range from the $214mm purchase price at Key West's share, per Management, to $351mm based on the high end of the value range implied by the DCF
  - See section F for additional detail on the TBAL DCF analysis

1 + 2 + 3 Calculate Total GAV and NAV

- The sum of the implied value ranges based on the various components of the Income Producing business, Lease-Up, Development and Residential business, Investment Management business and TBAL equal Key West's GAV
- Moelis then subtracted total Key West debt and preferred stock, net of cash, to compute a range of implied NAV

Moelis

Confidential | 49

 50  Selected Precedent Transactions AnalysisMethodologies and Assumptions: Sum-of-the-Parts (cont’d)   Moelis performed the Selected Precedent Transactions Analysis on a sum-of-the-parts basis to derive its range of implied share prices for Key West     The NAV implied based on the above was then discounted at a range of 5% – 20% to derive an implied equity value for Key West   Moelis determined the appropriate discount to apply based on the discount of the Selected Precedent Multi-Family and Commercial Real Estate Transactions and Moelis’ professional judgment; Moelis considered that Key West’s complexity of operations (i.e., asset class types, geographical markets), subscale sub-portfolios and taxable income status given Key West is not a REIT justified a higher discount than the Selected Precedent Multi-Family and Commercial Real Estate Transactions  Moelis did not burden the valuation by capitalized G&A for the Real Estate business; accordingly, the financial analyses herein may not capture the impact of the full Real Estate G&A   While a portion of this impact may be reflected in the NAV discount applied, the Company’s relatively high G&A burden could justify an even larger discount. However, in the context of a potential transaction involving Management – who may be responsible, at least in part, for the elevated levels of G&A – Moelis did not apply a larger NAV discount   Moelis then divided the range of equity value implied by the above by fully diluted shares outstanding to compute an implied per-share value range for Key West  Apply Discount to NAV  4  Calculate Implied Equity Value per Share  5

 51  Selected Precedent Transactions AnalysisMethodologies and Assumptions: Real Estate   Analysis reflects nominal cap rates based on public market valuations and premium / discount to NAV based on precedent transactions of businesses with operations and financial characteristics deemed generally relevant by Moelis in certain respects to Key West’s Multi-Family and Commercial businesses  To determine the Total Income-Producing GAV, Moelis used the same nominal cap rate assumptions as in the Selected Publicly Traded Companies Analysis because (i) the Selected Publicly Traded Companies Analysis uses current nominal cap rates, which reflect current market conditions (as opposed to the nominal cap rates or offer price cap rates from the Selected Precedent Transactions Analysis, which reflect different macro environments), (ii) Moelis believes applying an NAV discount from precedent transactions appropriately reflects the discount at which market participants have been willing to transact, and (iii) offer price cap rates conflate nominal cap rates and a discount, and Moelis believes it to be more appropriate to focus on nominal cap rates when determining GAV  Moelis only considered transactions after the change in interest rate environment in 2022 which significantly affected real estate and REIT valuation  Moelis observed a range of premiums and discounts to NAVs of the Selected Precedent Real Estate Transactions that may be attributable to the following factors:  Leverage  G&A expense load  Growth prospects of current portfolio and development assets  Tax and other leakage  Country-specific reporting and legal structures  Same factors as noted for nominal cap rates, plus a forward view on direction of nominal cap rates  Purchase price premium  See previous pages for discussion of how we selected our NAV discount range  While none of the Selected Precedent Transactions are directly comparable to Key West’s Real Estate business, Moelis considered the following factors relevant to determine which transactions to include in the Selected Precedent Transactions Analysis:  Multi-Family: These companies were included due to their asset class and geographic market overlap with Key West’s real estate portfolio. Moelis also considered portfolio size, but focused less on this factor. Moelis observed that Tricon Residential owned a portfolio including single-family and multi-family residential product, but still deemed it relevant in certain respects to Key West’s multi-family business  Commercial: These companies were included due to their asset class and geographic market overlap with Key West’s real estate portfolio. Moelis also considered portfolio size, but focused less on this factor. This includes US Office and Industrial REITs, as well as European Industrial and Retail REITs. There were no relevant European Office REIT transactions in the timeframe considered and that met the above criteria

 52  Selected Precedent Transactions Analysis Selected Precedent Multi-Family Real Estate Transactions  Source: Key West Management, S&P Capital IQ, public filings and articles  LTM Q3 2025 based on the most recently available publicly information from the company   Based on NOI and TEV as follows: $411mm estimated Q4 2025 annual NOI of Multi-Family and Commercial segments; Offer TEV minus investment management business (valued at 40% EBITDA margin per management and mid-point estimate of 12.0x from Selected Publicly Traded Companies Analysis SOTP Nominal Cap Rates), minus accrued carried interest book value, minus lease-up / development / residential GAV, minus book value of loan investments and minus TBAL acquisition purchase price  Based on consensus equity research NAV / share of $12.93, relative to offer price per share   3  2  Reflects the NAV discount implied by the Offer Price  1

 53  Selected Precedent Transactions Analysis Selected Precedent Commercial Real Estate Transactions  Source: Key West Management, S&P Capital IQ, public filings and articles  LTM Q3 2025 based on the most recently available publicly information from the company   Based on NOI and TEV as follows: $411mm estimated Q4 2025 annual NOI of Multi-Family and Commercial segments; Offer TEV minus investment management business (valued at 40% EBITDA margin per management and mid-point estimate of 12.0x from Selected Publicly Traded Companies Analysis SOTP Nominal Cap Rates), minus accrued carried interest book value, minus lease-up / development / residential GAV, minus book value of loan investments and minus TBAL acquisition purchase price  Based on consensus equity research NAV / share of $12.93, relative to offer price per share  3  2  Reflects the NAV discount implied by the Offer Price  1

 Moelis reviewed and analyzed selected precedent transactions involving companies whose operations Moelis deemed to be potentially relevant to Key West’s Investment Management business  Moelis included a Selected Precedent Transactions Analysis for Key West’s Investment Management business that focuses on Transaction Value / Adj. EBITDA transaction multiples  The Selected Precedent Alternative Asset Managers Transactions were chosen based on the following criteria:  Global asset managers with a focus on alternative investments across real estate, infrastructure, private credit and / or other alternative asset classes  Moelis excluded transactions of traditional asset managers given their distinct business models and no meaningful exposure to alternative investments  Moelis excluded precedent transactions without publicly available transaction multiples  Although none of the Selected Precedent Transactions in this analysis are directly comparable, the most similar transactions are Apollo’s acquisition of Bridge Investment Group and Federated Hermes acquisition of FCP Fund LP, due to the target companies’ focus on real estate investment  However, despite the similarities between Key West and the targets in these transactions, Key West’s business is significantly less diversified, both on a product / capability basis and on a client / AUM concentration basis  The selected Transaction Value / Adj. EBITDA multiple reference range of 12.0x – 15.0x for estimated Investment Management LTM Q4 2025 Segment EBITDA were based on Moelis’ professional judgment and experience and informed by the factors noted above  The low end of the range was informed by the Federated Hermes’ acquisition of FCP Fund LP  The high end of the range was informed by Apollo’s acquisition of Bridge Investment Group and the median of the Selected Precedent Transactions  54  Selected Precedent Transactions Analysis Methodologies and Assumptions: Investment Management

Selected Precedent Transactions Analysis
Selected Precedent Alternative Asset Manager Transactions

Announced Date	Acquirer Name	Target Name	Transaction Value[1]	TEV / EBITDA
10/23/2025	Federated Hermes	FCP Fund LP	$414	11.9x[2]
2/24/2025	Apollo	Bridge Investment Group	1,866	14.5x[3]
12/3/2024	BlackRock	HPS	12,877	28.4x[4]
10/22/2024	Wendel	Monroe Capital	1,847	16.6x[5]
10/8/2024	Ares	GCP	5,200	18.2x[6]
1/12/2024	BlackRock	GIP	10,800	24.8x[7]
9/6/2023	Bridgepoint	ECP	1,049	14.4x[8]
7/6/2023	Man Group	Varagon	383	10.3x[9]
5/12/2023	TPG	Angelo Gordon	3,070	15.6x[10]
5/31/2022	Franklin Templeton	Alcentra	700	8.8x[11]
10/28/2021	T.Rowe Price	Oak Hill Advisors	4,200	12.5x[12]
1/25/2021	EQT	Exeter Property Group	1,870	23.4x[13]
5/13/2019	Brookfield	Oaktree	8,920	10.7x[14]
2/17/2017	Softbank	Fortress	3,300	10.3x[15]
Median				**14.5x**
Mean				**15.7x**

Source: Bloomberg, company filings, equity research

1. Transaction Value reflects either equity value or total enterprise value; see footnotes for detail on each transaction
2. EBITDA reflects estimated 2025 EBITDA of ~$30M. Transaction Value reflects average total consideration (based on 80% acquisition) including and excluding $92M earnout and grossed up to reflect 100% acquisition
3. Assumes EBITDA of $100M. Transaction Value based on capitalization date of 02/21/2025 and includes ~44.708M shares of Class A Common Stock, 140.110K Restricted Class A Common Stock shares and ~96.423M OpCo Class A Common Units, all of which are to be exchanged into 0.07081 shares of Apollo common stock and ~79.142M shares of Class B Common Stock, all of which are to be exchanged into 0.00006 shares of Apollo common stock
4. EBITDA based on estimated Pre-Tax FRE of $425M (calculated as expected ~$850M base fees at 50% margin). Transaction Value based on average of TEV inclusive of earnout and exclusive of earnout (calculated as product of 1.6M shares and BlackRock 12/02/2024 closing price of $1,020.11). TEV calculation assumes $12B valuation, less $675M used to fund retention pool for HPS employees and estimated $480M PRE valuation (calculated as the product of $40M PRE and 12.0x)
5. Transaction Value reflects average total consideration (based on 75% acquisition) including and excluding ~$255M earnout and grossed-up to reflect 100% acquisition. TEV / EBITDA multiple based on Wendel disclosures
6. EBITDA based on estimated 2026 FRE of $245M. TEV calculated as average of $3.7B upfront consideration and sum of $3.7B upfront consideration and $1.5B earnout provision
7. EBITDA based on estimated $400M of post-tax annual FRE. TEV calculated as average of ~$11.9B (total consideration of ~$12.6B less $650M retention bonus) and ~$7.9B (total consideration of ~$12.6B less both $650M retention bonus and ~$4.0B earnout)
8. EBITDA based on actual 2022 Underlying EBITDA (which excludes exceptional items) of £57.8M. Transaction Value includes £179M of ECP's existing debt. Conversion to USD based on 09/05/2023 USD/GBP exchange rate of ~1.2562
9. EBITDA reflects 2022 actual profit before tax of ~$30.9M. Transaction Value reflects average total consideration (based on 72% acquisition) including and excluding $93M earnout and grossed up to reflect 100% acquisition
10. EBITDA based on BNP Paribas Exane estimated 2023 pre-tax distributable earnings of $184M; Transaction Value calculated as average of ~$3.1B (including $400M earnout) and ~$2.7B (excluding $400M earnout)
11. EBITDA based on estimated annual run-rate operating income of ~$80M (excludes incentive fees and investment income). Transaction Value calculated as average of $700M (including $350M earnout) and $350M (excluding $350M earnout). Franklin also purchased ~$188M in Alcentra's CLOs
12. EBITDA based on BNP Paribas Exane estimate of $265M. Transaction Value calculated as average of upfront consideration of ~$3.3B and total consideration (including ~$900M earnout) of ~$4.2B
13. EBITDA based on estimated 2020 EBITDA of ~$80M. Transaction Value calculated includes refinancing of ~$300M of Exeter's debt
14. EBITDA reflects estimated 2019 Distributable Earnings of ~$659M. Transaction Value reflects average total consideration (based on 62% acquisition) including and excluding $2.3B earnout and grossed up to reflect 100% acquisition
15. EBITDA reflects actual 2016 EBITDA of ~$320M

Moelis

Confidential | 55

 Selected Asset-Level Transactions Analysis  56

 57  Selected Asset-Level Transactions AnalysisMethodologies and Assumptions: Sum-of-the-Parts  Moelis performed the Selected Asset-Level Transactions analysis on a sum-of-the-parts basis to derive its range of implied share prices for Key West  Moelis performed a sum-of-the-parts analysis on the Real Estate and Investment Management businesses and TBAL   Income Producing: The Income Producing business is broken up into Multi-Family, Commercial and Loan Investments   Multi-Family: Offer cap rates based on transaction data from Real Capital Analytics, CoStar and GSA for the Selected Asset-Level Transactions were applied to Key West’s annualized Multi-Family NOI estimates for Q4 2025 per management guidance   Moelis used its professional judgment and experience and considered the ranges of the market-level transaction and nominal cap rates of the Selected Multi-Family Asset Transactions; see subsequent pages for details   Commercial: Offer cap rates based on transaction data from Real Capital Analytics, CoStar and GSA for the Selected Asset-Level Transactions were applied to Key West’s annualized Commercial NOI estimates for Q4 2025 per management guidance   Moelis used its professional judgment and experience and considered the ranges of the market-level transaction and nominal cap rates of the Selected Commercial Asset Transactions; see subsequent pages for details  Loan Investments: Moelis used the estimated book value of the Loan Investments as of Q4 2025 per management guidance and applied a range of multiples of 0.9x – 1.1x book value  Moelis used its professional judgment in selecting the range of book value multiples for the Loan Investments, informed by the multiples employed by equity research analysts to the book values of balance sheet investments of Selected Publicly Traded Asset Managers  Lease-Up, Development, Residential:   Lease-Up: Moelis used Key West’s estimated Lease-Up GAV for Q4 2025 and applied a multiple of 1.0x book  Moelis used GAV rather than NOI because estimated stabilized NOI for these Lease-Up assets would not accurately reflect certain minority interests and assets for which the scope is being explored, due to data limitations. Additionally, because stabilized NOI is a “steady-state” metric, it would not capture ramping cash flows or near-term capital expenditures   Development: Moelis used Key West’s estimated Development GAV for Q4 2025 and applied a multiple of 1.0x book  Moelis used GAV rather than NOI because estimated stabilized NOI for these Development assets would not accurately reflect certain minority interests and assets for which the scope is being explored, due to data limitations. Additionally, because stabilized NOI is a “steady-state” metric, it would not capture ramping cash flows or near-term capital expenditures   Residential: Moelis used Key West’s estimated Residential GAV for Q4 2025 and applied a multiple of 1.0x book  Moelis used GAV rather than NOI because estimated stabilized NOI for these Residential assets would not accurately reflect certain minority interests and assets for which the scope is being explored, due to data limitations. Additionally, because stabilized NOI is a “steady-state” metric, it would not capture ramping cash flows or near-term capital expenditures    Calculate Gross Asset Value (“GAV”) of Real Estate  1

 Moelis performed the Selected Asset-Level Transactions analysis on a sum-of-the-parts basis to derive its range of implied share prices for Key West  58  Selected Asset-Level Transactions Analysis Methodologies and Assumptions: Sum-of-the-Parts (cont’d)  Investment Management: The Investment Management business is broken up into Investment Management Base Fees and Accrued Carried Interest   Investment Management Base Fees: Moelis applied a range of multiples to the estimated LTM Q4 2025 EBITDA of the Investment Management business   Moelis applied a range of Transaction TEV / LTM EBITDA multiples of the Selected Precedent Alternative Asset Manager Transactions to Key West’s estimated LTM Q4 2025 EBITDA   Moelis used its professional judgment and experience and considered the ranges of the Selected Precedent Alternative Asset Manager Transactions with attributes similar in certain regards to the Investment Management Business of Key West; see prior pages for further details   Accrued Carried Interest: Moelis used the estimated book value of accrued carried interest as of Q4 2025 per Key West management   Moelis could not analyze projected performance fees due to limited availability of data per Management, so Moelis relied on the accrued performance fee balance in its financial analysis  This asset level transaction analysis does not include the value or burden of the platform for the invested assets. The other sum-of-the-parts methodologies include the value or burden of the platform by the premium / (discount) to NAV applied to calculate implied equity value. The Key West platform is and historically has been a burden (not an added value) to its asset value. The main burden is the annual G&A cost   Furthermore, given Key West’s current leverage position, Key West’s opportunities to leverage to grow into the platform are limited   The Selected Asset-Level Transaction Analysis is a bottoms-up analysis where there is no direct means to factor in the platform. We recognize that the answer is somewhere in between not capitalizing and fully capitalizing G&A for Key West’s Real Estate business. As such, we are taking two approaches:   No additional burden for G&A, beyond what may be implicitly included in the offer cap rates  G&A-Affected: Burdens the valuation by the capitalized G&A  The quantum of the impact of these costs was based on a blended multiple implied by the TEV / LTM EBITDA multiples for the Selected Publicly Traded Asset Managers and the TEV / EBITDAre multiples for the Selected Publicly Traded Real Estate Companies applied to G&A costs not assumed by the Investment Management business  In this approach, Moelis subtracted the capitalized G&A from enterprise value  TBAL: Based on a range from the $214mm purchase price at Key West’s share, per Management, to $351mm based on the high end of the value range implied by the DCF  See section F for additional detail on TBAL DCF analysis    Calculate Implied Value of Investment Management  2  Other Adjustments  3

 Moelis performed the Selected Asset-Level Transactions analysis on a sum-of-the-parts basis to derive its range of implied share prices for Key West  59  Selected Asset-Level Transactions Analysis Methodologies and Assumptions: Sum-of-the-Parts (cont’d)  The sum of the implied value ranges based on the various components of the Income Producing business, Lease-Up, Development and Residential business, Investment Management business and TBAL, less the adjustment for capitalized G&A as applicable, equal Key West’s total enterprise value   Moelis then subtracted total Key West debt and preferred stock, net of cash, to compute a range of implied NAV         No discount to NAV was used for this analysis because asset-level transactions are generally not subject to a NAV discount  Moelis then divided the range of equity value implied by the above by fully diluted shares outstanding to compute an implied per-share value range for Key West   Calculate Total GAV and NAV  3  2  1  +  +  Calculate Implied Equity Value per Share  5  Apply Discount to NAV  4

 Analysis reflects cap rates based on observed asset-level real estate transactions deemed generally relevant by Moelis in certain respects to Key West’s Multi-Family and Commercial businesses  60  Selected Asset-Level Transactions Analysis Methodologies and Assumptions: Multi-Family and Commercial  Moelis included a Selected Asset-Level Transactions Analysis for Key West’s Multi-Family and Commercial businesses that focused on recently observed private market transaction cap rates  The valuation assumptions used in this analysis are generally consistent with the Selected Precedent Transaction Analysis except as noted below  The Selected Asset-Level Transactions Analysis uses 4Q25 asset-level transaction data from Real Capital Analytics, CoStar and GSA databases, and were chosen based on the following criteria:  US and European markets and cities where Key West owns assets  Mountain West: Phoenix, Tucson, Denver, Boulder, Colorado Springs, Boise, Las Vegas, Reno, Salt Lake City   Pacific Northwest: Seattle, Portland, Spokane  Southern California: Los Angeles, San Diego, Orange County, Santa Barbara  Northern California: San Jose, Sacramento, San Franciso, Santa Rosa  United Kingdom: London, Manchester, Liverpool, Glasgow, Edinburgh, Aberdeen, South Coast  Ireland: Dublin, Cork  Italy: Milan, Rome  Spain: Madrid, Barcelona  Minimum transaction value or square footage requirements  Multi-Family: Transactions greater than $10,000,000  Office and Industrial: Transactions greater than 10,000 square feet   Retail: Transactions greater than 25,000 square feet  Moelis chose a date range of October 1, 2025 to December 31, 2025 to capture transaction cap rate data that would be most relevant to the current real estate market  Cap rate transaction data was consolidated into the referenced markets as simple averages, then weighted by Key West NOI to determine the Multi-Family and Commercial segment averages  The selected nominal cap rates reference range of 5.00% – 5.50% for Multi-Family and 7.25% – 8.00% for Commercial were based on Moelis’ professional judgment, and informed by the following:  Multi-Family: The weighted average of the Multi-Family asset-level transaction cap rates in Real Capital Analytics, CoStar and GSA is 5.2%, 5.2% and 5.4% respectively. The average of those three databases informs the midpoint of the range. Moelis also considered reported market-level nominal cap rates from CoStar and GSA of 6.0% and 5.3% respectively, but Moelis placed less emphasis on this data as there is limited visibility into the underlying sales transaction data  Commercial: The weighted average of the Commercial asset-level transaction cap rates in Real Capital Analytics, CoStar and GSA is 7.5%, 7.0% and 8.0% respectively. The majority of Key West’s Commercial business is European and US office, for which the cap rate ranges are 7.6-7.9% (Europe) and 7.0-10.2% (US). Moelis also considered the Industrial and Retail cap rate averages, but placed less emphasis on these when forming the range given they comprise a smaller portion of Key West’s business. Additionally, Moelis also considered market-level nominal cap rates from CoStar and GSA of 8.3% and 8.2% for the overall commercial segment, but Moelis placed less emphasis on this data as there is limited visibility into the underlying sales transaction data

Selected Asset-Level Transactions Analysis
Selected Multi-Family and Commercial Asset Transactions

Moelis analyzed Cap Rates from 4Q2025 asset-level transaction data based on markets, cities and asset types deemed generally relevant by Moelis to Key Wests existing asset portfolio

	4Q25 Transaction Cap Rates [1]			Market-Level Nominal Cap Rate [2]	
Property Type	**RCA**	**CoStar**	**GSA**	**CoStar**	**GSA**
Mountain West	5.2%	5.2%	5.4%	6.0%	5.4%
Pacific Northwest	5.1%	5.0%	5.5%	6.2%	5.3%
Southern California	5.6%	5.3%	5.2%	5.4%	5.1%
Northern California	5.6%	5.8%	5.6%	5.6%	5.2%
Wtd. Avg. US Multi-family	**5.2%**	**5.2%**	**5.4%**	**6.0%**	**5.3%**
Ireland	NA	NA	NA	NA	5.0%
Wtd. Avg. EUR Multi-family	**NA**	**NA**	**NA**	**NA**	**5.0%**
Wtd. Avg. Subtotal Multi-family	**5.2%**	**5.2%**	**5.4%**	**6.0%**	**5.3%**
Mountain West	9.7%	7.0%	10.1%	6.9%	11.2%
Pacific Northwest	8.0%	8.1%	10.7%	7.0%	10.7%
Southern California	NA	6.8%	10.0%	6.6%	10.2%
Northern California	6.7%	7.2%	10.4%	6.5%	10.6%
Wtd. Avg. US Office	**7.5%**	**7.0%**	**10.2%**	**6.6%**	**10.4%**
UK	6.5%	7.7%	7.5%	9.9%	7.9%
Ireland	10.1%	7.5%	8.5%	NA	7.5%
Italy	NA	NA	8.4%	NA	7.7%
Wtd. Avg. EUR Office	**7.8%**	**7.6%**	**7.9%**	**9.9%**	**7.7%**
Mountain West	6.2%	6.5%	6.0%	6.5%	5.6%
Pacific Northwest	6.9%	5.8%	5.3%	6.1%	5.4%
Northern California	6.0%	5.8%	5.8%	5.9%	5.7%
Wtd. Avg. US Industrial	**6.1%**	**6.0%**	**5.9%**	**6.1%**	**5.6%**
UK	6.2%	6.6%	7.0%	6.5%	6.3%
Ireland	6.5%	NA	NA	NA	6.4%
Spain	NA	7.7%	NA	NA	6.3%
Wtd. Avg. EUR Industrial	**6.2%**	**6.6%**	**7.0%**	**6.5%**	**6.3%**
Southern California	5.8%	6.7%	6.2%	5.4%	6.2%
UK	7.7%	7.0%	7.9%	7.9%	10.2%
Ireland	7.5%	NA	4.3%	NA	9.1%
Wtd. Avg. Retail	**7.5%**	**7.0%**	**5.9%**	**7.6%**	**9.4%**
Wtd. Avg. Subtotal Commercial	**7.5%**	**7.0%**	**8.0%**	**8.3%**	**8.2%**

Property Level Transaction Markets – Based on Existing Key West Markets

US Market Grouping: Mountain West – Phoenix, Tucson, Denver, Boulder, Colorado Springs, Boise, Las Vegas, Reno, Salt Lake City; Pacific Northwest – Seattle, Portland, Spokane; So. California – Los Angeles, San Diego, Orange County Santa Barbara; No. California – San Jose, Sacramento, San Franciso, Santa Rosa
Europe Market Grouping: U.K. – London, Manchester, Liverpool, Glasgow, Edinburgh, Aberdeen, South Coast; Ireland – Dublin, Cork; Italy – Milan, Rome; Spain – Madrid, Barcelona

Source: Real Capital Analytics, CoStar, GSA
Note: Additional transaction parameters – Multi-Family - >$10mm sale value, Industrial/Retail - >10k sqft, Office - >25k sqft
GSA Markets – Rome, Milan, Barcelona, Madrid, London, Manchester, Edinburgh, Dublin, Denver, Las Vegas, Los Angeles, Orange County, Phoenix, Portland, Sacramento, Salt Lake City, San Diego, San Francisco, San Jose, Seattle
CoStar Markets – Albuquerque, Boise, Boulder, Colorado Springs, Denver, Las Vegas, Los Angeles, Orange County, Phoenix, Portland, Reno, Sacramento, Salt Lake City, San Diego, San Francisco, San Jose, Santa Barbara, Santa Rosa, Seattle, Spokane, Tucson
1. Reported asset-level cap rate based on observed transaction data, weighted based on Key West 4Q25 annualized NOI by region
2. Private market cap rates aggregated by database providers

Moelis

Confidential | 61

 Additional Sum-of-the-Parts Analysis Support  62

 I. Summary of Financial Projections:  Key West created a set of financial projections related to the Company’s TBAL acquisition. These financial projections were for the following two platforms:   Equity interests in a select portfolio of TBAL’s existing stabilized, lease-up and under-construction multi-family assets (“PropCo”)   Multi-Family development platform comprising land positions, an identified pipeline and future speculative developments (“OpCo”)  Key West shared a summary of the financial projections at the time with Key West’s Board of Directors in August 2025, ahead of the public announcement of the TBAL acquisition in September 2025  As the transaction evolved, Key West updated the financial projections (the “TBAL Projections”) and has shared this updated version of the projections with Moelis  II. PropCo Financial Projections and Diligence:  The PropCo financial projections reflect the future cash flows of Key West’s equity interests in 13 existing TBAL assets  The TBAL Projections exclude 4 assets which are no longer part of the transaction perimeter  The TBAL projections assume the PropCo assets are sold or recapitalized over the 5-year projection period  Key West did not provide projections for the potential future cash flow streams for certain PropCo assets that are recapitalized  Key West indicated that no capital partners have been identified for the recapitalizations  III. OpCo Financial Projections and Diligence:  For OpCo, the TBAL projections reflect multiple streams of future cash flows and expenses for Key West as follows:  Asset management fees for Key West’s management of existing PropCo assets and future recapitalized PropCo assets for the portion that Key West does not own  The TBAL Projections assume Key West only charges asset management fees on the portion of existing assets that Key West does not own  Asset management and disposition fees for Key West’s management of multi-family assets that TBAL retained ownership (i.e., were not part of Key West’s acquisition)  TBAL has indicated to Key West that they plan to fully sell down these assets over a period of time  Development and construction fees related to construction in process, identified pipeline sites and future speculative developments  Promote earned on existing PropCo assets and other development GP / LP contributions and distributions  Platform overhead expenses  The future speculative development projections assume a total of 1 speculative development asset start in 2027 (along with 9 identified pipeline assets), and 10 speculative development asset starts in each of 2028-2030  This TBAL Projections are more aggressive than the projections shared with the Board of Directors in August, which had assumed 7 total starts in each of 2027 and 2028 and 9 starts in each of 2029 and 2030   The future speculative development projects assume 60% of each project is funded with debt and Key West partners with an outside capital provider to fund 90% of the remaining equity requirement for each project  Key West has not identified capital partners or secured committed capital for the future speculative development projects  Management has indicated that they would abandon a project if a capital partner was not identified by the projected development start time   Additional Sum-of-the-Parts Analysis SupportSummary of Available TBAL Financial Information and Diligence  63  Source: Materials provided by Key West Management to Moelis

Additional Sum-of-the-Parts Analysis Support
TBAL Financial Analysis Methodologies & Commentary

Projection Period	• The DCF uses Key West's levered free cash flow projections for PropCo and OpCo o Five-year projection period from FY 2026E through FY 2030E o Assumes a transaction date of 12/31/2025 • Levered free cash flows through 2030E were discounted using the mid-year convention and an illustrative Cost of Equity • In conducting its analysis, Moelis considered the meaningful fee income associated with the speculative development assets throughout the projection period. The speculative development portion of OpCo comes with risk, given that these developments require there to be a committed financing partner to take on 90% of the financing associated with development, per Management guidance o Key West's projections assume unidentified equity capital partners commit ~$1.5bn through 2030 to fund 90% of the equity required for the future speculative development projects o Management has said that it does not have current or identified future capital partners for the speculative development assets, and has indicated that they will abandon a project if they do not have the committed capital at the time of the start, which would materially impact the valuation of TBAL • Management also noted that the fee streams related to recapitalizations of existing PropCo assets currently do not have a debt or equity partner identified and do not consider any additional equity that Key West may need to contribute
Terminal Value	• Fees in the terminal year were informed by the following: o Asset management fees of ~$4mm reflect 2031E projections for recapitalized assets that KW would retain a JV interest in and manage o Toll Brothers has previously indicated that they plan to sell down the assets in which they retain an equity interest (assets that Key West manages but does not have an ownership interest in), and will not hold these into perpetuity, per Management guidance o Given the speculative nature of the future development fees, it is assumed that future speculative development fees are equal to the platform expenses in the terminal period • Moelis applied its professional judgment in selecting the terminal net fee income multiple of 10.0x – 14.0x, which is consistent with the selected TEV / LTM EBITDA multiple range applied to Key West's Investment Management business based on the Selected Publicly Traded Companies analysis for the Asset Managers o The net fee income portion of the business associated with the TBAL acquisition aligns operationally with the Investment Management portion of Key West's existing business • Moelis included Management's projected proceeds from the sale of speculative development assets where development started in 2028 (the "2028 Speculative Development Assets") o Key West's projections reflect a two and a half-year period for speculative development assets to be completed with a sale in the third-year after receiving GP and equity partner contributions to finance development • Moelis separately considered aggregate GP contributions from incomplete / ongoing speculative development assets from the 2029 and 2030 starts, and added these one-time at cost to the total cash flows of the business at exit
Cost of Equity ("CoE")	• Moelis discounted the levered free cash flows associated with the TBAL Projections at a CoE range of 20.00% – 25.00% o The CoE range was informed by Management's assessment of the required GP hurdle rate for development assets, and Moelis' professional judgment • In selecting the CoE range, Moelis also considered Key West's cost of capital and the uncertainty in quantifying the future cash flows of the speculative development starts, which require debt and equity partner financing that has not been identified or secured

Moelis

Source: Materials provided by Key West Management to Moelis

Confidential | 64

 65  Source: Materials provided by Key West Management to Moelis  1, Reflects proceeds from the sale of developments started in 2028 and fully ramped at the time of exit   2. Reflects the cost basis of real estate developments under construction / not realized at time of exit; assumed value at 1.0x cost   Discounted Cash Flow Analysis – TBAL Projections (PropCo and OpCo)  1  2  Additional Sum-of-the-Parts Analysis Support  Illustrative TBAL Levered DCF Analysis

 66  Source: Materials provided by Key West Management to Moelis  Applies Key West at share TBAL Purchase Price calculated as debt at share of $53.5mm at close for the TBAL Acquisition, and $131.5mm of total Key West equity requirement for Toll Brothers acquisition, plus an incremental $13.0mm for subsequent Old Danbury – Wilton Land Purchase assumed to be financed with Key West revolver draw, per Management guidance  Illustrative share count fixed based on 138.112mm basic shares outstanding, 1.259mm restricted stock units and 3.132mm performance stock units as of 02/11/2026  Reflects the high and low range of implied equity value  Implied Equity Value  Implied Equity Value at Illustrative Discount  Implied Equity Value per Share at Illustrative Discount 2  Implied Enterprise Value1  Additional Sum-of-the-Parts Analysis Support  Illustrative TBAL Levered DCF Analysis Sensitivities  ($ in millions, except per share data)  3

 67  Source: Company Filings, Key West Management Guidance  Excludes promote allocation (net of compensation), which is captured within SOTP analysis within book value of accrued carried interest   40% EBITDA margin for Investment Management business per Management guidance   Additional Sum-of-the-Parts Analysis SupportGeneral & Administrative Expenses Allocation and Investment Management EBITDA Detail   2  1  ($ in millions)

Additional Sum-of-the-Parts Analysis Support

Asset Managers Historical Share Price Performance

Key West's share price has underperformed that of Asset Managers

Market-Cap-Weighted Average Share Price Performance – Last 10 Years to 02/13/2026

Market-Cap-Weighted Average Period Share Price Performance				
	10 Year[1]	5 Year	2 Year	YTD
Key West	(59%)	(45%)	2%	(0%)
Key West (through unaffected date as of 11/04/2025)	*(69%)*	*(45%)*	*(41%)*	*(25%)*
Selected US Traditional Publicly Traded Companies[2]	153%	36%	37%	3%
Selected US Alternatives Publicly Traded Companies[3]	327%	89%	(8%)	(37%)
Selected European Alternatives Publicly Traded Companies[4]	220%	7%	6%	(6%)



Shading indicates period from 11/04/2025 unaffected date to 02/13/2026
800%
700%
600%
500%
400%
300%
200%
100%
–
(100%)
Nov-2015
Nov-2016
Nov-2017
Nov-2018
Nov-2019
Nov-2020
Nov-2021
Nov-2022
Nov-2023
Nov-2024
Nov-2025
327%
220%
153%
(59%)
Key West (unaffected) 10-year share price performance of (69%)
Key West
Selected US Alternatives Publicly Traded Companies³
Selected US Traditional Publicly Traded Companies²
Selected European Alternatives Publicly Traded Companies⁴

Source: S&P Capital IQ as of 02/13/2026

Note: Indexes are calculated based on market-cap-weighted average share price performance

1. Reflects share price performance from 11/04/2015 to 02/13/2026
2. Selected US Traditional Publicly Traded Companies includes AllianceBernstein Holding L.P. (NYSE:AB), BlackRock (NYSE:BLK), Cohen & Steers (NYSE:CNS), Franklin Resources (NYSE:BEN), Invesco (NYSE:IVZ), T. Rowe Price Group (NASDAQ:TROW)
3. Selected US Alternatives Publicly Traded Companies include Apollo Global Management (NYSE:APO), Ares Management Corporation (NYSE:ARES), Blackstone (NYSE:BX), Brookfield Asset Management (TSX:BAM), The Carlyle Group (NASDAQ:CG), KKR & Co (NYSE:KKR), TPG (NASDAQGS:TPG)
4. Selected European Alternatives Publicly Traded Companies include EQT AB (OM:EQT), ICG (LSE:ICG) Man Group (LSE:EMG), Patrizia PE (XTRA:PAT)

Moelis

Confidential | 68

 Dividend Discount Model Analysis (For Reference Only)  69

 Dividend discount model analysis reflects implied equity value ranges based on estimated present value of the dividends paid by the Company based on an Equity Research model  70  Analysis uses Equity Research financial projections and assumes the following:  8-year projection period from 12/31/2025 to 12/31/2033E and valuation date as of 12/31/2025  2026E dividend per share of $0.48 assumed to grow 4% annually through 2033E per Equity Research model as of February 2025  Other Equity Research model as of August 2025 assumes a 0% annual growth rate from 2026E – 2029E  Dividends through 2033E and terminal value were discounted to December 31, 2025, utilizing mid-year convention  Illustrative cost of equity range per equity research of 8.50% – 10.50%1  Terminal value based on Terminal Year dividend per share and assumes a perpetuity growth rate between 3.00% – 4.00%  Terminal Year dividend per share of $0.63, equal to the 2033E dividend per share amount  Terminal value represents approximately 57% – 70% of the total DDM net present value   Dividend Discount Model Analysis (For Reference Only)  Methodologies and Assumptions  Source: Equity Research  1. Equity Research model uses a cost of equity of 9.36% for purposes of its financial analysis

 71  Dividend Discount Model Analysis Summary  Dividend Discount Model Analysis (For Reference Only)  Dividend Discount Model Analysis Summary  Source: Equity Research  Implied Equity Value per Share  Note: One Equity Research Model projects 4% dividend growth through 2033E; Other Equity Research Model projects 0% dividend growth through 2029E

 Operational Benchmarking  72

 Operational Benchmarking  G&A: Selected Publicly Traded Real Estate Companies  73  Source: Investor presentations, company filings, S&P Capital IQ as of 02/13/2026  Non-investment management G&A calculated as total G&A minus investment management G&A; investment management G&A calculated based on 40% EBITDA margin per management  Estimated annual Q4 2025 NOI per Key West of ~$411mm for the Multi-Family, EU Office, US Office, Industrial and Retail portfolios; does not include fees from asset management business  Reflects TEV at $7.47 unaffected price and 02/13/2026 capitalization minus Investment Management business (valued at 40% EBITDA margin per management and mid-point estimate of 12.0x from Selected Publicly Traded Companies Analysis SOTP Nominal Cap Rates), minus accrued carried interest book value, minus lease-up / development / residential GAV, minus book value of loan investments and minus TBAL purchase price  1  2  3

 74  Source: Investor presentations, company filings, S&P CapIQ  Note: LTM as of Q4 2025: BlackRock, T. Rowe, Franklin Resources, Invesco, AB, Cohen & Steers, Blackstone, KKR, Apollo, Brookfield, Ares, TPG, Carlyle Group. LTM as of Q3 2025: ICG, Patrizia. LTM as of Q2 2025: Man Group  Note: Revenue and operating expenses include pass-through expenses associated with third-party distribution, advisory and services  G&A for US Alternatives calculated as fee-related revenue less fee-related earnings; G&A for U.S Traditional and European Alternatives calculated as revenue less EBITDA  Assumes the 40% EBITDA margins for the Key West Investment Management business per Management guidance; assumes TEV based on a 12.0x multiple on implied LTM EBITDA of $46mm based on mid-point of range based on selected publicly traded companies   Operational Benchmarking  G&A: Selected Publicly Traded Asset Managers

 75  Operational Benchmarking  AUM & Revenue Metrics: Selected Publicly Traded Asset Managers  Source: Investor presentations, company filings, S&P CapIQ  Note: LTM as of Q4 2025: BlackRock, T. Rowe, Franklin Resources, Invesco, AB, Cohen & Steers, Blackstone, KKR, Apollo, Brookfield, Ares, TPG, Carlyle Group. LTM as of Q3 2025: ICG, Patrizia. LTM as of Q2 2025: Man Group  Note: Unless otherwise noted, AUM as of Q4 2025  AUM as of Q3 2025  Represents fee-bearing AUM as opposed to total AUM  AUM as of Q2 2025  2  2  2  3  1  1  1  3  3  3  1  1  1

 Additional Company Detail  76

Additional Company Detail
Capital Structure Detail (as of Q4 2025)

($ in millions, except per share data)			
Share Price (as of 02/13/2026)			$9.89
Basic Shares Outstanding as of 02/13/2026			138.112
Restricted Stock Units as of 02/13/2026			1.259
Performance Stock Units as of 02/13/2026	Exercise price	# Underlying Shares	3.132
Series A Cumulative Perpetual Convertible Preferred Stock[1]	$24.80	12.097	–
Series B Cumulative Perpetual Preferred Stock	$23.00	13.043	–
Series C Cumulative Perpetual Preferred Stock	$16.21	12.338	–
(x) Fully Diluted Shares Outstanding			**142.503**
Fully Diluted Market Capitalization			**$1,409**
Debt at Share			
Property Debt at Key West Share as of 12/31/2025			$5,261
Senior Notes at Key West Share as of 12/31/2025			1,800
Credit Facility as of 12/31/2025			285
Decrease in Debt from Sale of Assets Under Contract[2]			(14)
Revolver Draw for TBAL 3rd Close (Remaining Equity)			17
Revolver Draw for Additional TBAL Equity (Old Danbury - Wilton Land Purchase)			13
Incremental Property Debt from TBAL 3rd Close			8
Total Debt			**$7,369**
Series A Cumulative Perpetual Convertible Preferred as of 12/31/2025			$300
Series B Cumulative Perpetual Preferred as of 12/31/2025			300
Series C Cumulative Perpetual Preferred as of 12/31/2025			200
Total Debt + Preferred Stock[3]			**$8,169**
Cash at Share			
Cash & Cash Equivalents at Key West Share as of 12/31/2025			($305)
Restricted Cash as of 12/31/2025[4]			95
Cash From Subsequent Acquisitions and Divestitures (On Net Basis)[5]			(31)
Cash Used for Common and Preferred Dividends subsequent to 12/31/2025			26
(-) Cash & Cash Equivalents			(215)
Net Debt + Preferred Stock			**$7,955**
Total Enterprise Value			**$9,364**

Source: Company Filings, draft Q4 2025 Earnings Release and Supplemental Financial Information, S&P Capital IQ as of 02/13/2026

1. Reflects adj. conversion rate, conversion price and number of shares on conversion per Management guidance, excess dividends paid over 10 quarters
2. Reflects decrease in debt of $32.8mm, $27.8mm, $3.5mm, $2.8mm and $0.6mm from sale of Radius, Equinox, Silicon Valley R&D, Valley Oak (Infiniera Building) and Amazon ABQ, respectively, and increase in debt of $53.8mm from acquisition of Greenway Portfolio GP Interest
3. Includes 300,000 shares of Series A Cumulative Perpetual Convertible Preferred stock at $1,000 per share liquidation preference, 300,000 shares of Series B Cumulative Perpetual Preferred Stock at $1,000 per liquidation preference and 200,000 shares of Series C Cumulative Perpetual Preferred stock at $1,000 per share liquidation preference, assuming no accrued dividends; Series A cumulative perpetual convertible preferred stock was below adjusted conversion price of $24.80 per share; warrants tied to Series B and Series C Cumulative Perpetual Preferred Stock were out-of-the-money based on exercise prices of $23.00 per share and $16.21 per share, respectively, as of 12/31/2024
4. Restricted cash primarily related to lender reserves associated with consolidated mortgages held on properties and reserves held on behalf of borrowers under construction loans
5. Reflects cash used for the acquisition of Greenway Portfolio GP Interest of $11.0mm and cash received for the sale of Radius, Equinox, Silicon Valley R&D, Valley Oak (Infiniera Building) and Amazon ABQ of $24.7mm, $15.2mm, $1.8mm, $0.0mm, and $0.5mm, respectively

Moelis
Confidential | 77

Additional Company Detail
Key Terms of Preferred

	Series A Cumulative Perpetual Convertible Preferred Stock	Series B Cumulative Perpetual Preferred Stock	Series C Cumulative Perpetual Preferred Stock
Amount Outst.	• 300,000 preferred shares as of 12/31/2025	• 300,000 preferred shares as of 12/31/2025 (*Owned by Fairfax*)	• 200,000 preferred shares as of 12/31/2025 (*Owned by Fairfax*)
Convers. Rate	• 40.323[1]	NA	NA
Annual Dividend Rate	• 5.75%	• 4.75%	• 6.00%
Exercise Price	• $24.80 / share[1]	• $23.00 / share	• $16.21 / share
# of Converted Shares	• 12,096,774[1]	• 13,043,478[2]	• 12,338,062[3]
Change-of-Control Provisions	• Fundamental Change Repurchase Price reflects a cash amount equal to the Liquidation Preference plus any accrued and unpaid dividend	• Redemption Price in connection with a Fundamental Change reflects cash amount equal to the Liquidation Preference of each share plus any accrued and unpaid dividends	• Redemption Price in connection with a Fundamental Change reflects cash amount equal to the Liquidation Preference of each share plus any accrued and unpaid dividends
Voting Limits	NA	NA	• Limitation on voting Series C preferred stock or exercising warrants to the extent it would result in the holders having voting power in excess of 19.9% of the then-outstanding shares of Key West common stock
Liquid. Pref.	• $1,000 / share	• $1,000 / share	• $1,000 / share
Implied Value at Liquid. Pref.[3]	• $300mm	• $300mm	• $200mm

Source: Company Filings, Key West Management
1. Reflects adj. conversion rate, conversion price and number of shares on conversion per management guidance, excess dividends paid over 10 quarters
2. Reflects the 13,043,478 warrants underlying Series B Cumulative Preferred Stock issued in connection with 02/23/2022 private placement
3. Reflects the 12,338,062 warrants underlying Series C Cumulative Preferred Stock issued in connection with 06/16/2023 private placement; Fairfax would not be able to vote any of the shares underlying the Series C Cumulative Preferred Stock because their beneficial ownership is aggregated with that of William McMorrow for purposes of the Series C Certificate of Designation's cap of 19.9%
4. Assumes no accrued and unpaid dividends

Moelis
Confidential | 78

 79  Additional Company DetailTBAL Acquisition Funding Requirements  Source: Key West Management  Pro Forma Capitalization Adjustments  Key West equity requirement of ~$16.5mm and for the 3rd closing is assumed to be funded via a revolver draw, per Management guidance  Key West finalized a ~$13.0mm land purchase for Old Danbury – Wilton and is assumed to be funded via a revolver draw, per Management guidance  During the 3rd closing, Key West assumed ~$8.2mm in TBAL Property Debt

Additional Company Detail
Management Q2 Board Presentation NAV Calculation

Materials as presented in Management's Q2 2025 Presentation to the Key West Board of Directors

($ in millions, except per share data)

Net Asset Value Scenarios – Key West Management

NET ASSET VALUE CALCULATION SCENARIOS

		Cap Rate Assumption		
As of June 30, 2025	Est Annual NOI	6.0%	5.75%[1]	5.5%
Stabilized Real Estate	$449M	$7.5B	$7.8B	$8.2B
Loans @ GAV	$19M	$215M	$215M	$215M
Lease-Up/Development/Other @ GAV	$-	$1.4B	$1.6B	$1.6B
1 Total Real Estate and Loans	$468M	$9.2B	$9.6B	$10.0B
Investment Management	Net Income	12.5X	15X	17.5X
2 In-place fees of ~$110M; 40% margin	$40M	$550M	$660M	$770M
Enterprise Value (1+2)		$9.7B	$10.3B	$10.8B
3 Net Debt + Pref Equity + Net Other Liabilities[2]		($8.2B)	($8.2B)	($8.0B)[3]
Total Net Asset Value		$1.5B	$2.1B	$2.8B
NAV per share[3]		~$11	~$15	~$19
Real Estate LTV[4]		78%	74%	71%

1) Assumed 5.25% cap rate for market-rate multifamily, 6.0% for VMH, 6.3% for office/industrial/retail
2) Excludes Deferred Tax Liabilities of $216 million ($1.50/share)
3) Using basic share count of 138.3M shares; 5.5% cap rate scenario includes conversion of $200M of preferred equity into 12.4M shares
4) Excludes preferred stock

Q2-2025 Board of Directors Presentation 21

Materials Provided by Key West Management to Moelis

Implied Equity Value Per Share[1]

		NAV Per Management		
Enterprise Value		~$9,700	~$10,300	~$10,800
NAV Per Share		~$11	~$15	~$19
$10.90 Offer Price Implied Prem. / (Disc.)		~(1%)	~(27%)	~(43%)
Illustrative Discount to NAV	(10%)	$9.76	$13.67	$16.73
	(20%)	$8.68	$12.15	$15.04
	(30%)	$7.59	$10.63	$13.16
	(40%)	$6.51	$9.11	$11.28

Illustrative Management NAV Sensitivity Analysis Prepared by Moelis Based on Potential NAV Discounts

Considerations on Analysis

Management materials are as of Q2 2025 and do not account for:

- The TBAL acquisition
- Accrued carried interests receivable
- Any assets purchased or divested post-Q2 2025
- Changes in estimated annual NOI assumptions
- Capitalization details of the Company post-Q2 2025
- Fully diluted share count post-Q2 2025

Moelis

Source: Company Filings and Materials provided by Key West Management to Moelis
1. Applies basic shares outstanding of 138,293,288 as of 05/05/2025; applies net debt and cash figures based on Management's Q2 2025 Presentation; Series A Cumulative Perpetual Convertible Preferred Shares of $300mm at liquidation preference and conversion ratio of 40.343 with $24.80 conversion price; Series B Cumulative Perpetual Preferred Shares of $300mm at liquidation preference and 13.043mm shares underlying warrants with an exercise price of $23.00 per share; Series C Cumulative Perpetual Preferred Shares of $200mm at liquidation preference and 12.338mm shares underlying warrants with an exercise price of $16.21 per share

Confidential | 80

Additional Company Detail
Illustrative Implied NAV Calculation (as of Q4 2025)

Illustrative analysis applies the latest financial figures to the NAV scenarios analysis presented in Management's Q2 2025 Presentation to the Key West Board of Directors, using Management's assumptions

Net Asset Value Scenarios

($ in millions, except per share data)	Metric	$	Low	Mid	High
Cap Rate Assumption			*6.00%*	*5.75%*	*5.50%*
Stabilized Real Estate (Incl. TBAL)	**NOI**	**$415**	**$6,922**	**$7,223**	**$7,551**
Loans at GAV	NOI	$15	$205	$205	$205
Lease-Up / Development / Other at GAV [1]	NOI	N/M	1,688	1,875	1,875
Total Real Estate and Loans	**NOI**	**$430**	**$8,815**	**$9,303**	**$9,631**
Investment Management Multiple			*12.5x*	*15.0x*	*17.5x*
Inv. Mgmt. Fees of $114; 40% Margin	**Net Income**	**$46**	**$570**	**$683**	**$797**
Enterprise Value			**$9,384**	**$9,987**	**$10,429**
(–) Net Debt			(7,155)	(7,155)	(7,155)
(–) Series A Preferred at Liquidation Pref			(300)	(300)	(300)
(–) Series B Preferred at Liquidation Pref			(300)	(300)	(300)
(–) Series C Preferred at Liquidation Pref			(200)	(200)	(200)
(–) Net Other Liabilities			(291)	(291)	(291)
Total Net Debt + Preferred + Net Other Liabilities [2]			**($8,246)**	**($8,246)**	**($8,246)**
Total Net Asset Value			**$1,139**	**$1,741**	**$2,183**
(÷) Fully Diluted Shares Outstanding			142.5	142.5	142.5
NAV per Share			**$7.99**	**$12.22**	**$15.32**
Mgmt.'s Q2 NAV per Share vs. Implied Current NAV per Share			**~($3.01)**	**~($2.78)**	**~($3.68)**

Illustrative Implied NAV Calculation

Implied Equity Value Per Share[3]

		Illustrative Implied NAV		
Enterprise Value		$9,384	$9,987	$10,429
NAV Per Share		$7.99	$12.22	$15.32
$10.90 Offer Price Implied Prem. / (Disc.)		36%	(11%)	(29%)
Illustrative Discount to NAV	(10%)	$7.19	$11.00	$13.79
	(20%)	$6.39	$9.77	$12.26
	(30%)	$5.59	$8.55	$10.72
	(40%)	$4.79	$7.33	$9.19

Illustrative NAV Sensitivity Analysis Prepared by Moelis Based on Potential NAV Discounts

Considerations on Analysis

Management's original analysis does not account for:

- Accrued carried interests receivable

Current analysis accounts for:

- All 3 closes of the TBAL acquisition:
  - NOI of ~$4.6mm
  - GAV of ~$79mm
- Other items from prior page have been updated for the estimated Q4 2025 roll forward
- The low applies Management's 10% discount to the Lease-Up / Development / Other at GAV
- Net Other Liabilities of ~$291mm per Management's Q4 estimate

Moelis

Source: Company Filings and Materials provided by Key West Management to Moelis

1. Low represents 90% of the total GAV per Management guidance, which is consistent with the Q2 2025 approach to the illustrative NAV Calculation; Includes ~$79mm of GAV related to TBAL, which accounts for all 3 TBAL closes
2. Estimated Q4 2025 net other liabilities provided by Key West Management; reflects the same calculation as Management's approach in Q2 2025
3. Based on latest balance sheet figures as of 12/31/2025, adjusted for subsequent events and per Management Guidance

Confidential | 81

Additional Company Detail
Key West NOI Components of Value by Asset Over Time

Reflects details from reported and draft Key West Quarterly Earnings Results and Supplemental Information

($ in millions, sq. ft. in millions)

NOI Components of Value by Income-Producing Assets


Total Estimated Annual NOI, Income-Producing Assets
Loan Investments
Retail
Industrial
EU Office
Multi-Family
$464
$485
$492
$467
$473
$468
$433
$426
25
23
21
19
19
19
15
273
294
305
297
302
298
270
272[2]
99
99
104
92
93
91
87
82
30
30
29
29
30
28
26
26
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Consolidated (% KW Ownership)	*97%*	*97%*	*97%*	*97%*	*97%*	*97%*	*97%*	*NA*
Co-Investment (% KW Ownership)	*21%*	*22%*	*23%*	*23%*	*23%*	*23%*	*20%*	*NA*
Stabilized (% KW Ownership)	*37%*	*38%*	*38%*	*39%*	*39%*	*37%*	*34%*	*NA*
Multi-Family (consolidated units / co-investment units)	9,230 / 24,940	9,470 / 26,399	9,718 / 26,663	9,258 / 26,637	9,258 / 27,066	8,250 / 29,486	7,862 / 30,192[2]	39,514[4] (total)
EU Office (consolidated sq. ft. / co-investment sq. ft.)	2.5 / 1.0	2.5 / 1.0	2.5 / 1.0	2.4 / 0.7	2.4 / 0.7	2.0 / 0.7	2.0 / 0.5[3]	1.9 / 0.4
US Office (consolidated sq. ft. / co-investment sq. ft.)	0.8 / 4.4	0.8 / 4.4	0.8 / 4.2	0.8 / 4.2	0.8 / 4.2	0.8 / 3.6	0.7 / 3.6	0.7 / 3.3[5]
Industrial (co-investment sq. ft.)	11.1	11.5	11.4	11.2	11.5	11.5	11.6	10.9[6]
Retail (consolidated sq. ft. / co-investment sq. ft.)	1.4 / 1.5	1.4 / 1.5	1.1 / 1.5	1.1 / 1.0	1.1 / 0.9	1.1 / 1.0	1.0 / 0.9	2.5 (total)
Loan Investments (investments / loan balance)	109 / $271.0	115 / $271.2	117 / $272.7	118 / $256.1	120 / $228.3	125 / $215.4	127 / $221.7	127 / $205.0

Source: Company Filings
Note: Excludes impact from TBAL acquisition
1. Adjusted to reclassify Stockley Park (100% leased) as Income Producing Asset – EU Office, per Management guidance; Stockley Park NOI of $2.7mm recategorized from Lease-Up
2. Multi-Family units and NOI pro forma for sale of Edgewater and LPC at West Covina subsequent to 9/30/2025, per Management guidance; Edgewater accounted for 300 consolidated units and ~$2.5mm of NOI and LPC at West Covina accounted for 138 co-investment units and ~$1.2mm of NOI
3. Adjusted to reclassify Stockley Park (100% leased) as Income Producing Asset – EU Office, per Management guidance; Stockley Park Consolidated sq. ft. of 0.054mm
4. Adjusted to remove 2,249 TBAL units, 282 Radius units and 204 Equinox units and add 1,602 Greenway Portfolio GP Interest units
5. Adjusted for the decrease of 0.3mm sq. ft. from the sale of Silicon Valley R&D and Valley Oak (Infiniera Building)
6. Adjusted to remove Amazon ABQ square feet of ~0.05mm

Moelis

Confidential | 82

Additional Company Detail

Key West Portfolio Overview (as of Q4 2025)

Estimated Annual NOI by Segment


Multifamily
Europe Office
US Office
Industrial & Retail
Loans
64%
19%
6%
7%
4%

Estimated Annual NOI by Country


US
Ireland
United Kingdom
Other
63%
20%
16%
1%

($ in millions)

Investments	Description	Occupancy[1]	Key West's Share Est. Annual NOI[2]
Real Estate: Income Producing			
Multi-family[3]	• 39,514 units	94.6%	$272.4
Commercial: EU Office	• 1.9mm consolidated square feet • 0.4mm co-investment square feet	90.9%	82.0
Commercial: U.S. Office[4]	• 0.7mm consolidated square feet • 3.3mm co-investment square feet	83.7%	26.4
Commercial: Industrial[5]	• 10.9mm co-investment square feet	98.5%	18.2
Commercial: Retail	• 2.5mm square feet	81.8%	11.7
Loan Investments	• 127 loan investments • Key West loan balance of $205mm	NA	15.0
Total Income Producing Estimated Annual NOI			**$425.7**

Source: Key West draft Q4 2025 Company Filings, Materials provided by Key West Management to Moelis
1. Occupancy as reported in Draft Q4 2025 Earnings Results and Supplemental Information, unadjusted for acquisitions and dispositions
2. Reflects Key West's proportional ownership of NOI
3. Removes TBAL, Radius and Equinox NOI of ~$3.9mm, ~$3.2mm and ~$2.2mm, respectively, and units of 2,249, 282 and 204, respectively; Adds Greenway Portfolio GP Interest NOI of ~$4.6mm and units of 1,602
4. Removes Silicon Valley R&D and Valley Oak (Infiniera Building) NOI of $0.3mm and $0.2mm, respectively and square feet of 0.3mm and 0.1mm, respectively
5. Removes Amazon ABQ NOI of ~$0.1mm and square feet of ~0.05mm

Moelis
Confidential | 83

Additional Company Detail
Historical Global Property Summary – Fair Value Over Time

Based on materials provided by Key West Management as of Q4 2025

($ in millions)

Estimated Fair Value Over Time – Multi-Family and Commercial, Lease-Up, Development, Loan Investments, Residential



Multi-Family and Commercial
Lease-up
Development
Loan Investments
Residential
$9,644
259
273
440
1,085
7,587
$9,613
241
271
278
943
7,880
$9,716
269
273
272
808
8,095
$9,335
261
256
218
899
7,701
$9,486
272
228
267
913
7,806
$9,246
279
226
294
755
7,692
$8,993
295
231
304
706
7,457
$9,067
351
215
409
755
7,338

QoQ % Change	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Income Producing	*(7%)*	*4%*	*3%*	*(5%)*	*1%*	*(1%)*	*(3%)* [1]	*(2%)*
Lease-up	*40%*	*(13%)*	*(14%)*	*11%*	*2%*	*(17%)*	*(7%)*	*7%*
Development	*(42%)*	*(37%)*	*(2%)*	*(20%)*	*22%*	*10%*	*3%*	*34%*
Loan Investments	*3%*	*(0%)*	*0%*	*(6%)*	*(11%)*	*(1%)*	*2%*	*(7%)*
Residential	*8%*	*(7%)*	*12%*	*(3%)*	*4%*	*3%*	*6%*	*19%*
Total	*(5%)*	*(0%)*	*1%*	*(4%)*	*2%*	*(3%)*	*(3%)*	*1%*

Stabilized Portfolio Composition, Fair Value



Multi-Family[2]
Office
Industrial
Retail
Q1 2024
4% 3%
26%
67%
Q2 2024
4% 3%
24%
69%
Q3 2024
5% 2%
24%
69%
Q4 2024
5% 2%
23%
70%
Q1 2025
5% 2%
23%
70%
Q2 2025
5% 2%
23%
70%
Q3 2025
5% 2%
23%
70%
Q4 2025
5% 2%
22%
71%

Source: Key West Management
Note: Q4 2025 Fair Value reflects estimate per Management
1. Adjusted to reclassify Stockley Park (100% leased) under Stabilized Properties; Stockley Park fair value estimate of ~$21mm based on materials provided by Management to Moelis
2. Multi-Family Includes Market Rate and VHH portfolio
3. Adjusted to reclassify Stockley Park (100% leased) under Income Producing – Commercial (Office); Stockley Park Fair Value estimate of ~$21mm recategorized from Lease-Up

Moelis
Confidential | 84

Additional Company Detail

Fairfax Financial / Key West Co-Investments and Ownership

Fairfax Financial has a number of real estate and debt investments alongside Key West (as of Q3 and Q4 2025)

Fairfax and Key West Co-Investment Summary

Real Estate Investments (Q3 2025)

- Fairfax and Key West have 11 real estate investments together (on a blended basis, Fairfax owns ~70%)
- Key West has a total of 365 real estate investments totaling ~$8.8bn GAV at share (excl. loans)



4%
~$8.8bn
96%
Non-Fairfax Related Key West GAV at Share
Fairfax Related Key West GAV at Share

Debt Investments (Q3 2025)

- Fairfax and Key West have 122 total debt investments together (Fairfax owns 95%+ of total commitment)
- Key West has a total of 127 total debt investments



4%
127
96%
Non-Fairfax Commingled Key West Loans
Fairfax Commingled Key West Loans

Property Level Loans (Q3 2025)

- Fairfax has 7 property level loans to Key West owned properties / partnerships
- Total loan commitment of ~$913mm as of 09/30/2025



2%
365
98%
Key West Properties without Fairfax Loans
Key West Properties with Fairfax Loans

Fee Bearing Capital (Q4 2025)

- Fairfax accounts for ~51% of total fee-bearing capital
- Expected asset management fees from Fairfax in 2025 is ~$28mm[1]



51%
~$11bn
49%
Non-Fairfax Related Fee-Bearing Capital
Fairfax Related Fee-Bearing Capital

Fairfax Ownership in Key West

Common Stock	Fairfax CS	Total Key West CS[2]	FF % of Total
Total	**13,322,009**	**137,904,394**	**9.7%**

Preferred Stock	Shares	Amount	Rate	Annual Dividend Per Share
Series B Preferred Stock	300,000	$300,000	4.75%	$11.875
Series C Preferred Stock	200,000	200,000	6.00%	15.000
Total	**500,000**	**$500,000**	–	–

Warrants	Warrants	CS Underlying Warrants	Expiration
Warrants (Linked to Series B)	13,043,478	13,043,478	03/08/2029
Warrants (Linked to Series C)[3]	12,338,062	12,338,062	06/16/2030
Total	**25,381,540**	**25,381,540**	–

Source: Key West Q3 2025 Company Filings; Key West Management
Note: Key West Figures exclude adjustments to divestitures and for TBAL acquisition
1. Excludes origination fees; Fairfax-related origination fees expected to be ~$31.5 million in 2025
2. Excludes RSUs and assumes underlying warrants are out of the money
3. Series C includes a limitation which restricts the right to exercise warrants and receive shares that would result in beneficial ownership in excess of 19.9% of the then-outstanding shares

Moelis
Confidential | 85

Additional Company Detail

Key West – Funds Breakdown (as of Q4 2025)

Fairfax accounts for ~51% of total fee-bearing capital

Fund	Fee-Bearing AUM	% of Total AUM	Expected Asset Management Fees 2025	2026	2027
Fairfax	$5,559,104,996	50.5%	$28,008,587[1]	$30,964,268	$31,148,579
AXA	442,893,718	4.0%	3,663,467	3,663,467	3,663,467
Funds	979,047,747	8.9%	11,819,271	8,054,772	4,904,268
Eldridge	307,176,341	2.8%	2,445,213	2,212,062	2,212,062
GIC	847,315,097	7.7%	7,785,102	7,522,866	6,752,494
Other[2]	2,882,762,090	26.2%	7,398,255[3]	15,159,072	15,159,072
Total	**$11,018,299,990**	**100.0%**	**$61,119,895**	**$67,576,508**	**$63,839,943**

Commingled Fund Investor Type	*Allocated* Fund VI	*Allocated* Europe Fund II	*Allocated* Fund VII	Total
Pension Fund	$251,193,099	$99,393,264	$149,533,594	$500,119,957
Sovereign Wealth Fund	–	149,089,896	–	149,089,896
PE	9,263,086	19,878,653	–	29,141,739
Family Office	5,448,874	2,981,798	27,109,687	35,540,360
Foundation	–	–	–	–
Corporate	1,634,662	–	105,761,250	107,395,912
Bank	1,089,775	–	–	1,089,775
Private Fund	1,089,775	–	–	1,089,775
Insurance	–	–	47,812,500	47,812,500
Endowment	–	–	–	–
Fund of Funds	–	–	–	–
RIA	107,767,833	–	–	107,767,833
Total	**$377,487,105**	**$271,343,611**	**$330,217,031**	**$979,047,747**

Top Capital Providers

- PIFSS[4]: $267M
- Saudi Aramco: $125M
- Blue Cross: $125M

Moelis

1. Excludes origination fees; Fairfax-related origination fees expected to be ~$31.5 million in 2025
2. Tambourine, Takenaka, Blackstone, Varde, fee-bearing AUM related to Toll Brothers acquisition, etc.
3. Excludes ~$5M of promote; includes ~$550k of asset management fees related to Toll Brothers acquisition
4. Kuwaiti Pension Fund

Confidential | 86

 Equity Research Perspectives  87

Equity Research Perspectives

Equity Research Analyst Perspectives on Key West

Analysts have an average share price target of $10.00, which represents a ~1% premium to Key West's 02/13/2026 share price and ~8% discount to the Offer Price – and a discount to estimated NAV / share

Estimates ($ Per Share) After Proposal Announcement



Report Date
Share Price Target & Spot NAV / Sh ($)
Share Price as of 02/13/2026: $9.89
Avg. PT: $10.00
6 November
$9.00 $9.00
$13.60 $13.60
18 December
$11.00
$13.00
$14.65 $15.18
4 November
NA
$7.70
$10.53
Price Target
NAV / Share Estimate
Prior PT[3]
Prior NAV / sh[3]

Report Date	Analyst	Method	Metrics
6 November	Deutsche Bank (Hold)	Dividend Discount Model Net Asset Value	*2.5% terminal growth and 9.36% cost of equity[1]* *$13.60 spot NAV / sh* *$13.60 NAV / sh est. as of 08/07/2025* ***Unaffected PT: 34% discount to NAV / sh***
18 December	J.P.Morgan (Sell)	Net Asset Value	*$14.65 spot NAV / sh* *$15.18 NAV / sh est. as of 08/06/2025* ***Unaffected PT: 14% discount to NAV / sh***
4 November	BofA SECURITIES NA	NA[2]	NA *$10.53 NAV / sh est. as of 08/07/2025* ***Unaffected PT: 27% discount to NAV / sh***

Since the Proposal, J.P. Morgan's share price target and NAV / sh estimates have decreased while Deutsche Bank's have remained the same[2]

Street Perspectives

> We generally believe that the company is **moving in the right direction to growing a fee business that can fully support the cost structure** at the firm. The company has a ~$5.0bn runway in committed fee bearing capital to deploy. Combined with other commitments ... we see a strong runway for the investment management business to continue to grow.
>
> — Deutsche Bank 11/06/25

> We think compensation can only be addressed by Key West addressing **whether its future is as a real estate operating company or as an alternatives asset manager**. Until this major strategy decision is made, it feels like investors may take a wait and see approach ... in such a scenario, the option of selling and going private in order to close the valuation gap makes sense.
>
> — Deutsche Bank 11/05/25

> We are reducing our rating on Key West from Neutral to Underweight. We see this move purely driven by it being in a special situation related to the proposed management buyout ... In our view, we place a high degree of likelihood around a deal happening and even at a higher price
>
> — J.P.Morgan 12/18/25

> At the offer price of $10.25, the implied cap rate we calculate on the income-producing real estate assets would be 7.2%. **With much of the portfolio skewed to residential, this cap rate seems a bit high / cheap.**
>
> — J.P.Morgan 11/05/25

Moelis

Source: Equity research, S&P Capital IQ as of 02/13/2026
1. Methodology discussed in 02/24/2025 Initiation Report, at which time Deutsche Bank's price target was also $9.00 / sh
2. Bank of America moved to "No Rating" as of 11/04/2025 following proposal letter; prior rating of "Underperform"
3. Reflects price targets and NAV / sh estimates prior to 11/04/2025, or date of receipt of the proposal letter and before release of Q3 2025 earnings results

Confidential | 88

 89  1  Equity Research Perspectives  Equity Research Analyst Perspectives on Key West  J.P. Morgan – Enterprise Value Implied by Current, Prior Price Targets and NAV / Share  Deutsche Bank – Enterprise Value Implied by Current, Prior Price Targets and NAV / Share  Bank of America – Enterprise Value Implied by Current, Prior Price Targets and NAV / Share  Source: Equity research, S&P Capital IQ as of 02/13/2026

 Additional Supporting Detail  90

 Phase 3  91  Understand the Proposal  What are the key terms of the Proposal?  What information is needed to evaluate the Proposal?  What are the right next steps?  Context   Is now the right time?   What is the current market and industry backdrop?   What outreach has already been conducted (if any)?  Analysis   How does the Proposal compare vs. potential status quo value?  What is the SC’s perspective on the standalone plan?  Response  What are the deal terms to focus on?  Negotiations  Evaluation of the Proposal and Alternatives  Fact Gathering  Negotiate with Acquirer  Consortium Withdraws Proposal  Consortium Becomes Unfriendly  SC to consider other alternatives, including maintaining status quo  Phase 2  Phase 1  What are the key process, timing and tactical considerations?  What are the practical alternatives?  If decide not to reject, what is the best negotiating strategy?  Reach   agreement  Has there been any inbound interest?  Additional Supporting Detail  Illustrative Special Committee Roadmap and Considerations

Additional Supporting Detail
Review of Strategic Alternatives

The Special Committee reviewed available alternatives to a transaction with the Consortium during its December 23 meeting

	A	Pursue Strategic Discussions		D
	Pursue Standalone Plan	B Engage with Consortium Exclusively	C Reach Out to Other Additional Selected Parties	Consider Other Strategic Alternatives
Overview	• Determine not to engage with Consortium to pursue a transaction at the current time	• Sign NDA with Consortium and provide limited / targeted non-public information (on basis that Consortium could improve its Proposal)	• Engage with Consortium (see option B) • Contact other selected counterparties to indicate willingness to explore a strategic transaction and sign NDA, providing the same information	• Recommend certain actions for consideration to the full Board of Directors • Tax leakage, REIT qualification and other complexities apply to certain of these options, which include but are not limited to: ① Sale of certain businesses, including Investment Management, or sale of assets within Investment Management ▪ Fairfax accounts for the majority of fee-bearing capital ② Spin-out of Investment Management and REIT classification ▪ Company does not have an in-place system tracking REIT eligibility of the portfolio; may be more feasible for consolidated portfolio ③ Divestiture of certain asset classes / markets or liquidation ▪ Company has a significant number of low-basis assets from historical 1031 exchanges, which would generate meaningful taxable gains ▪ Company does not wholly own all assets in portfolio ▪ Process / timing considerations given number and diversity of assets in the portfolio ④ Internal initiatives targeting cost structure
Benefits	✓ Minimizes Management distraction ✓ Potential for Consortium to submit an improved Proposal	✓ Advance Consortium work on accelerated basis to determine if bid is actionable and if price can be increased ✓ Less Management distraction, as compared to option C	✓ Opportunity for greater price discovery ✓ Inclusion of other counterparties could increase competitive tension ✓ Ability to maintain speed and confidentiality by including only serious counterparties	
Considerations	• Consortium may shift focus elsewhere and stockholders may not have an opportunity to realize value at a premium to the unaffected share price • stockholders do not have opportunity to vote on Proposal • Potentially less opportunity for price discovery	• Limits opportunity for price discovery from third parties • Potential loss of negotiating leverage if Consortium is the only party the Special Committee is engaging with • Time, additional work and Management attention required to get to a deal	• May take extended amount of time for certain counterparties to conduct diligence • Requires additional Management time and resources • Consortium expressed unwillingness to sell their shares to another party or vote in favor of an alternative transaction • Consortium offer is already public; not aware of any offers from third parties that have materialized since the Proposal was made • Go forward business relationship with Fairfax (i.e., the Company's largest source of fee-bearing capital) may create complexity for potential third-party acquirer	

Moelis

Confidential | 92

Note: Reflects page from the materials presented to the Special Committee during its 12/23/2025 meeting

 93  Members of the Special Committee received an Excel file (the “Illustrative Sensitivity”) from another Director of Key West’s Board, which was subsequently shared with Moelis on 12/03/2025  It appears the Illustrative Sensitivity was created on or around 08/19/2025  The Illustrative Sensitivity contained two scenarios for potential value creation for Key West:  Scenario A: A pro-forma spin-off transaction scenario of the Real Estate and Investment Management businesses, valuing the two businesses as separate standalone entities, which resulted in an illustrative per share value of $10.36 on an aggregate basis   Scenario B: An illustrative scenario in which the pro forma separation of the Real Estate and Investment Management businesses prompted multiple re-rating for each standalone business, which resulted in an illustrative per share value of $26.21 on an aggregate basis   The Illustrative Sensitivity appears to include material errors, makes several key assumptions without empirical support and generally does not penalize the Company's value for the complexity of its assets and G&A burden   Scenario B effectively double-counts $138mm of annualized Depreciation and Amortization (“D&A”) in calculating pro forma FFO by adding back D&A to Net Income (which has already been calculated using NOI unburdened by D&A expense). This pro forma FFO is then multiplied by the 15.6x P/FFO multiple used in the Illustrative Sensitivity  Adjusting the Illustrative Sensitivity for the proper treatment of D&A (and leaving all other assumptions constant) would result in a value per share of $10.57  The errors in the Illustrative Sensitivity highlight the challenges that stockholders and potential investors face when seeking to assess the value of Key West, which may contribute to Key West's relatively challenged performance in the public markets in recent years  Additional Supporting Detail  Illustrative Sensitivity Analysis Executive Summary

Additional Supporting Detail
Preliminary Observations on the Illustrative Sensitivity

Summary of the Illustrative Sensitivity

SCENARIO SUMMARY			
KW TEV Build - Market View	**Current**	(A) **PF Spin**	(B) **Mult. Uplift**
Current Market Capitalization	$1,098	$1,429	$3,614
Consolidated Property Level Debt	2,345	2,345	2,345
Unconsolidated Property Level Debt	2,982	2,982	2,982
Corporate Level Debt[(1)]	1,902	1,902	1,902
Consolidated Cash[(1)]	(87)	(87)	(87)
(A) Minority Interest	33	33	33
TEV	**$8,273**	**$8,604**	**$10,789**
Current / Implied px per share (basic)	*$7.96*	*$10.36*	*$26.21*
(B)			
LTM NOI	$467.7	$467.7	$467.7
Implied Cap Rate on TEV	5.65%	5.44%	4.33%
(C)			
Baseline EBITDA (LQA)	$468.0	$468.0	$468.0
Implied TEV / EBITDA	17.7x	18.4x	23.1x

Peer Valuation Statistics	1st Quartile	Median	3rd Quartile
REIT Peer Cap Rate	5.50%	5.57%	6.04%
REIT Peer P/FFO Ratio	16.7x	16.1x	15.6x
Investment Manager P/E Ratio	24.1x	22.3x	15.6x

Footnotes:
Data as of 8/18/25, based on 137M basic shares outstanding as of 6/30/25
(1) Pro forma for announced tender offer of 100% of KWE Notes due 11/2025; assumes KWE notes are redeemed at par with cash-on-hand.

Narrative:
- KW continues to trade at below RE value, with 0 credit for IM business. IM business, while sub-scale today, is growing AUM at 23% annualized. AUM totals ~$30B across all capital sources executing against a significant pipeline, with fee-bearing AUM of $9.2B.
- REIT discount due to above-average complexity of operations and high leverage.
- Spin or separation to simplify reporting, enables KW to close multiple discount vs. peers.
- Could be combined with acquisition of MF assets (Project Baseball) if pursued in earnest.
- Insider ownership and concentrated institutions could provide support for the transaction.

Preliminary Observations – Moelis

- The Illustrative Sensitivity applies discrete approaches to valuing Key West's Real Estate and Investment Management businesses
- The Illustrative Sensitivity makes the below assumptions:
  - (A) Computation of Total Enterprise Value adds back minority interest, whereas financial results (e.g., NOI) are shown at share and do not include the portion attributable to minority owners
  - (B) NOI figures used in the Illustrative Sensitivity to capture implied cap rates do not account for the Investment Management, Lease-Up, Development or Residential businesses
    - NOI broadly does not capture non-balance sheet NOI for minority-held investments
  - (C) Balance sheet and income statement figures are as of 06/30/2025 and do not reflect financial results after Q2 2025
    - E.g., "Baseline EBITDA (LQA)" utilized in the Illustrative Sensitivity reflects annualized Baseline EBITDA[1] of $117mm as of 06/30/2025 as reported by Key West

Source: Key West Board Member-Provided Materials
Note: Illustrative Sensitivity includes the following notes on approach: *"Fairfax Holdings and SBL control ~30% of the Company on an as-converted basis. With mgmt. and insiders this increases to >40%. Concentrated / value-oriented equity managers could also be solicited for feedback with votes secured prior to proxy. Note Fairfax strike is $16.21 on the Jr. Perpetual Preferred ($200M) 6.75% dividend rate, $23 / share on the $300M Pari PPS, 4.75% dividend rate, or $20.28 / share blended. Warrant structure included in pref to be diligenced. Allocation of liabilities to be refined and adjusted further in subsequent iterations. Most or all property-level debt will be allocated to REIT, but treatment of Preferred could differ should we see more compelling up/down on IMCo shares. SBL strike price is ~$24.67 including Conversion Fee of $5.00 per Preferred Share."*
1. Baseline EBITDA reflects net (loss) income, less total income from unconsolidated investments, gain (loss) on sale of real estate, net, other income (loss) and non-controlling interest, plus share-based compensation, carried interest compensation, depreciation and amortization, interest expense, gain (loss) on early extinguishment of debt, benefit from (provision for) income taxes, NOI from unconsolidated investments (at Key West's share) and fees eliminated in consolidation

Moelis

Confidential | 94

Additional Supporting Detail

Scenario A: Preliminary Observations on the Illustrative Sensitivity

Summary of Scenario A in the Illustrative Sensitivity

[A] ILLUSTRATIVE PROP-CO AND IMCO SOTP ANALYSIS

	KW Core Stabilized Portfolio	NOI	Cap Rate	Value
	Multifamily	298.1	5.75%	5,184
	EU Office	91.1	6.25%	1,458
	US Office	28.1	7.25%	388
	Industrial	19.5	7.00%	279
	Retail	12.4	7.00%	177
A	Lease-up & Development (2026 Stabilized)	63.5	7.50%	847
	Loan Investments	18.5	8.59%	215
	Residential Assets	-	N/A	275
	PropCo Gross Asset Value	**$531.2**	**6.02%**	**$8,822**
	(-) Secured Mortgage Debt (KW Share)			(5,327)
[1]	**PropCo Net Asset Value**			**$3,495**
	(-) Total Corporate-Level Obligations			*(2,648)*
	Implied Standalone PropCo Equity Value			***$846***

	KW Investment Mgmt. Portfolio	Income	Multiple	Value
B	Base Investment Mgmt. Fees (50% margin)	56.9	10.0x	569.0
	Accrued Carried Interest	13.4	1.0x	13.4
[2]	**IMCo Net Asset Value**	**$70.3**	**8.3x**	**$582**
[1]+[2]	**Consolidated Net Asset Value**			**$4,077**
	(-) Corporate Net Debt			(1,815)
	(-) Preferred Equity			(800)
	(-) Noncontrolling Interest			(33)
C	**Implied Equity Value**			**$1,429**
	Equity Value Created - Spin Transaction			*$331*
	Per Share			*$10.36*
	% Upside / (Downside) vs. Existing			*30.2%*

Preliminary Observations – Moelis

- **A** Lease-Up and Development NOI of $63.5mm – and by extension the PropCo Gross Asset Value – does not include the value of certain NOI related to minority interests for the Lease-Up / Development portfolio, nor the NOI attributable to assets where the scope was still being explored as of 06/30/2025
  - Moreover, it is unclear whether the cap rate applied to Lease-Up / Development NOI is adjusted to account for the present value of costs to complete / time to achieve stabilized NOI based on 2026 estimated completion date
- **B** Base Investment Management income assumes a 50% margin, versus a 40% margin used in Moelis' analyses based on Management guidance
- **C** Scenario A does not include any discount to NAV
  - Key West and the Selected Publicly Traded Companies trade at a substantial discount to equity research NAV
- **C** Scenario A also does not explicitly account for Real Estate G&A
  - G&A attributable to the Investment Management segment is captured within Base Investment Management Income at an assumed 50% margin
  - However, other G&A attributable to the real estate segment and at the corporate level is not accounted for in the Illustrative Sensitivity, given that NOI is before G&A expenses
  - Key West's total LTM G&A of ~$174.8mm[1] as of 06/30/2025 and $56.9mm of implied Investment Management segment G&A (based on a 50% margin) implies ~$117.9mm of G&A has not been explicitly accounted for in Scenario A
  - Unclear if cap rate assumptions consider Key West's high G&A relative to the Selected Publicly Traded Companies

Moelis

Confidential | 95

Source: Key West Board Member-Provided Materials, Company Filings
1. Includes Segment and Corporate Compensation and Related, and General and Administrative expenses as reported in Key West Company Filings

Additional Supporting Detail
Scenario B: Preliminary Observations on the Illustrative Sensitivity

Summary of Scenario B in the Illustrative Sensitivity

[B] MULTIPLE EXPANSION TO CLOSE DISCOUNT - TARGET 3RD QUARTILE REIT / INVESTMENT MANAGER MULTIPLES (D)

PF Multiple Uplift - Discount to REIT Peers	
Core Portfolio NOI	$531.2
(A) Allocated Interest Expense	(366.2)
(B) Assumed Overhead @ 11%	(58.4)
Income Attributable to Noncontrolling Interests	(4.4)
PropCo Earnings before Tax	**$102.2**
(-) REIT Tax @ 10%	(10.2)
PropCo Adjusted Net Income	**$92.0**
(-) Preferred Dividends	(43.6)
(+) Depreciation and Amortization	138.0
PropCo Adjusted Funds from Operations	**$186.4**
Implied P/FFO on standalone PropCo Equity Value of $846M	*4.5x*
"Normalized" P/FFO Multiple	**15.6x**
Implied PropCo Equity Value at Peer Multiple	**$2,912**
PropCo Incremental Equity Value Created - Multiple Expansion	*$2,066*

PF Multiple Uplift - Discount to Investment Manager Peers	
Adjusted Operating Income	70.3
Accrued Partner Carry	(13.4)
(C) **IMCo Earnings before Tax**	**$56.9**
(-) Corp. Tax @ 21%	(11.9)
IMCo Adjusted Net Income	**$45.0**
Implied P/E on standalone IMCo Equity Value of $582M	*13.0x*
"Normalized" P/E Multiple	**15.6x**
Implied IMCo Equity Value at Peer Multiple	**$702**
IMCo Incremental Equity Value Created - Multiple Expansion	*$119*
Consolidated Equity Value	**$3,614**
Consolidated Equity Value Created	*$2,516*
Per Share	*$26.21*
% Upside / (Downside) vs. Existing	*229.2%*

Preliminary Observations – Moelis

Key Observation on D&A in the Illustrative Sensitivity:

- D&A is **double-counted** in Scenario B as NOI has not been reduced by D&A in the build to Net Income
- Fixing the add-back for D&A, there is **substantially no uplift relative** to Scenario A (i.e., corrected value of $10.57 per share holding other assumptions constant)

(A) It is unclear whether interest expense allocated to the Real Estate segment includes consolidated / unconsolidated property level debt and / or corporate-level debt at the WholeCo level

- However, the quantum of interest expense approximates the total annualized amount of ~$380.8mm based on the $95.2mm of interest expense for the three months ended 06/30/2025
- If all debt is allocated to the "REIT," there is no discount to the multiple applied for relatively high levels of leverage as would be expected based on the Company's debt-to-capitalization ratio of >80% as of 12/18/2025

(B) Overhead of $58.4mm understates the implied $117.9mm of Real Estate G&A based on total LTM G&A as of 06/30/2025 and a 50% margin on Investment Management Base Fees

- Key West's relatively high amount of G&A does not appear to be addressed

(C) Base Investment Management income assumes a 50% margin, versus a 40% margin used in Moelis' analyses based on Management guidance

(D) Illustrative Sensitivity broadly does not account for the potential challenges in effectuating a REIT conversion, as indicated by Management, including:

- Federal and State minimum hold period requirements post-REIT conversion
- REIT conversion tax
- Number of unconsolidated and joint venture assets held by Key West
- Key West's current lack of a tracking system for REIT-eligible assets
- Punitive treatment of short-term hold periods under REIT qualifications

Moelis

Confidential | 96

Source: Key West Board Member-Provided Materials, Company Filings, S&P Capital IQ as of 12/18/2025

Multi-Family REITS  Scenario B employs a “Normalized” P/FFO multiple of 15.6x for the Real Estate business, based on the 25th percentile of the BF P/FFO1 multiples of the Selected Publicly Traded Multi-Family REIT Companies included in the Illustrative Sensitivity  The Selected Publicly Traded REITs:  Focuses on US names and does not consider European REITs, despite Key West’s exposure to Europe   Focuses on the largest REITs in each sector rather than REITs of a comparable size to Key West   Does not emphasize Companies with similar geographic, market and asset strategy profiles as compared to those of Key West   Investment Managers  Scenario B employs a “Normalized” P/E multiple of 15.6x for the Investment Management business, based on the 25th percentile of the BF P/E1 multiples of the Selected Publicly Traded Investment Managers included in the Illustrative Sensitivity  The Selected Publicly Traded Investment Managers:  Does not consider traditional asset managers with alternatives exposure   97  [sic]  [sic]  A  B  A  B  Source: Key West Board Member-Provided Materials, Company Filings  1. “BF” not defined in the Illustrative Sensitivity  Scenario B – Selected Publicly Traded Companies in the Illustrative Sensitivity  Preliminary Observations – Moelis   Additional Supporting Detail  Scenario B: Preliminary Observations on the Illustrative Sensitivity (cont’d)